===============================================================================

                            STOCK PURCHASE AGREEMENT

                                    between

                                NRT INCORPORATED

                               as the Purchaser,

                       ST. JOE REAL ESTATE SERVICES, INC.

                                as the Company,

                                      and

                              THE ST. JOE COMPANY,

                                 as the Seller

                           Dated as of April 17, 2002

===============================================================================

                               TABLE OF CONTENTS
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ARTICLE I DEFINITIONS AND TERMS...................................................................          2

   Section 1.1       Definitions..................................................................          2
   Section 1.2       Other Interpretive Provisions................................................         13

ARTICLE II PURCHASE AND SALE......................................................................         13

   Section 2.1       Prior Purchase and Sale of Mortgage Shares...................................         13
   Section 2.2       Purchase and Sale of Shares..................................................         14
   Section 2.3       Shares Purchase Price........................................................         14
   Section 2.4       Deliveries and Payment.......................................................         14
   Section 2.5       Purchase Price Adjustments...................................................         16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................         19

   Section 3.1       Authority and Validity.......................................................         19
   Section 3.2       Subsidiaries.................................................................         19
   Section 3.3       Title to Shares; Etc.........................................................         20
   Section 3.4       No Conflict; Governmental Consents...........................................         21
   Section 3.5       Financial Statements.........................................................         21
   Section 3.6       Absence of Certain Changes or Events.........................................         22
   Section 3.7       Assets.......................................................................         25
   Section 3.8       Litigation and Claims; Compliance with Laws..................................         26
   Section 3.9       Insurance....................................................................         28
   Section 3.10      Environmental Matters........................................................         28
   Section 3.11      Material Contracts...........................................................         29
   Section 3.12      Intellectual Property........................................................         32
   Section 3.13      Taxes........................................................................         34
   Section 3.14      Employee Benefits; ERISA.....................................................         36
   Section 3.15      Labor Matters................................................................         39
   Section 3.16      Terminated Arrangements......................................................         40
   Section 3.17      Records......................................................................         41
   Section 3.18      Affiliate Transactions.......................................................         41
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                                      i

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   Section 3.19      Pendings, Listings...........................................................         42
   Section 3.20      Sales Associates.............................................................         42
   Section 3.21      Client Trust Funds...........................................................         43
   Section 3.22      Brokers, Finders, etc........................................................         43
   Section 3.23      Rates and Fees Charged by Title Services.....................................         43
   Section 3.24      Leased Employees.............................................................         43

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................         44

   Section 4.1       Authority; Validity..........................................................         44
   Section 4.2       No Conflict; Governmental Consents...........................................         44
   Section 4.3       Brokers, Finders, etc........................................................         45

ARTICLE V COVENANTS...............................................................................         45

   Section 5.1       Public Disclosure; Confidentiality...........................................         45
   Section 5.2       Further Assurances...........................................................         45
   Section 5.3       Dissolution..................................................................         46
   Section 5.4       Employee Plans...............................................................         46
   Section 5.5       Change of Control Payments...................................................         48
   Section 5.6       Internet Link................................................................         48
   Section 5.7       Certain Obligations of Seller................................................         48
   Section 5.8       Prosecution of Certain Claims................................................         49

ARTICLE VI CERTAIN TAX MATTERS....................................................................         50

   Section 6.1       Preparation and Filing of Tax Returns; Payment of Taxes......................         50
   Section 6.2       Section 338(h)(10) Election..................................................         50
   Section 6.3       Tax Indemnification..........................................................         52
   Section 6.4       Tax Refunds..................................................................         53
   Section 6.5       Tax Indemnification Procedures...............................................         54
   Section 6.6       Transfer and Similar Taxes...................................................         55
   Section 6.7       Information to be Provided by the Purchaser..................................         55
   Section 6.8       Termination of Tax Sharing Agreements........................................         55
   Section 6.9       Conflicts; Survival..........................................................         56
   Section 6.10      Tax Treatment................................................................         56


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   Section 6.11      Assistance and Cooperation...................................................         56

ARTICLE VII SURVIVAL AND INDEMNIFICATION..........................................................         56

   Section 7.1       Survival of Representations and Warranties...................................         56
   Section 7.2       Indemnification by the Seller................................................         57
   Section 7.3       Indemnification by the Purchaser.............................................         60
   Section 7.4       Notice and Resolution of Claim...............................................         61
   Section 7.5       Indemnity Payments...........................................................         63
   Section 7.6       Exclusive Remedy.............................................................         63

ARTICLE VIII MISCELLANEOUS........................................................................         63

   Section 8.1       Notices......................................................................         63
   Section 8.2       Amendment; Waiver............................................................         65
   Section 8.3       Assignment...................................................................         65
   Section 8.4       Entire Agreement.............................................................         65
   Section 8.5       Parties in Interest..........................................................         65
   Section 8.6       Expenses.....................................................................         65
   Section 8.7       Governing Law; Jurisdiction; Service of Process..............................         65
   Section 8.8       Specific Performance.........................................................         66
   Section 8.9       Counterparts.................................................................         66
   Section 8.10      Headings.....................................................................         66

Exhibits

         Exhibit A -       Form of Tax Certificate

                  STOCK PURCHASE AGREEMENT, dated April 17, 2002 (this "AGREEMENT"), between NRT Incorporated, a Delaware corporation (the "PURCHASER") and The St. Joe Company, a Florida corporation (the "SELLER").

                             W I T N E S S E T H :

                  WHEREAS, the Company has immediately prior to the execution and delivery of this Agreement sold and transferred to Cendant Mortgage Corporation, a New Jersey corporation (the "MORTGAGE PURCHASER"), all of the issued and outstanding shares of capital stock ("MORTGAGE SHARES") of Arvida Mortgage Services, Inc., a Florida corporation ("ARVIDA MORTGAGE");

                  WHEREAS, the Seller is the record and beneficial owner of all issued and outstanding shares of capital stock (the "SHARES") of St. Joe Real Estate Services, Inc., a Florida corporation (the "COMPANY"), and the Company is the record and beneficial owner of all of the issued and outstanding shares of each of the Subsidiary companies and the holder of the majority membership interests in the limited liability companies, set forth on Schedule 3.2 to this Agreement (the Company together with such Subsidiary companies and limited liability companies and Arvida Mortgage, the "COMPANIES");

                  WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Shares, upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Seller is willing to make certain representations and warranties and to indemnify the Purchaser and its Affiliates upon the terms and conditions herein;

                  WHEREAS, the Purchaser is willing to make certain representations and warranties to the Seller and to indemnify the Seller and its Affiliates upon the terms and conditions herein; and

                  WHEREAS, as a condition to, and in connection with, the execution and delivery of this Agreement, the parties are entering into the Related Agreements.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                             DEFINITIONS AND TERMS

         SECTION 1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth in this Agreement. In addition, as used in this Agreement, the following terms shall have the following meanings:

                  "ACCOUNTING REFEREE" shall have the meaning given in Section 2.5.

                  "AFFILIATE" shall mean, as to any Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (ii) any corporation or organization (other than a Subsidiary of such Person) of which such Person is an officer, general partner or managing member, or is, directly or indirectly, the beneficial owner of twenty-five percent (25%) or more of any class of equity securities. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

                  "AGREEMENT" shall have the meaning given in the introduction to this Agreement.

                  "ARVIDA MORTGAGE" shall have the meaning given in the recitals.

                  "AUDITED FINANCIAL STATEMENTS" shall have the meaning given in Section 3.5.

                  "BALANCE SHEET" shall mean the consolidated balance sheet of the Company and its Subsidiaries as of February 28, 2002 included in the Financial Statements.

                  "BUSINESS" shall mean the businesses conducted by the Companies, including real estate brokerage, relocation, referral, title and escrow services, mortgage origination, brokerage and banking, real estate education, and products and services ancillary or related thereto.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                  "CLEANUP" shall mean all actions (i) required under Environmental Laws to: clean up, remove, treat or remediate Hazardous Materials; (ii) prevent the Release of Hazardous Materials that could reasonably be expected to result in a liability of any of the Companies or a violation of Environmental Laws by any of the Companies; or (iii) respond to any government requests for information or any legal process relating to clean-up, removal, treatment or remediation of Hazardous Materials.

                  "CLIENT TRUST FUNDS" shall mean all (i) binder deposit accounts and other client trust funds relating to Pendings, and (ii) all other funds held for the benefit of third parties in connection with title/escrow services provided by the Companies or in connection with mortgage loans to be disbursed.

                  "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement.

                  "CLOSING DATE" shall mean the date of the Closing.

                  "CLOSING DATE BALANCE SHEET" shall have the meaning given in
Section 2.5.

                  "CLOSING DATE INDEBTEDNESS" shall have the meaning given in
Section 2.5.

                  "CLOSING DATE PURCHASE PRICE" shall have the meaning given in
Section 2.3.

                  "CLOSING DATE WORKING CAPITAL" shall have the meaning given in Section 2.5.

                  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMPANIES" shall have the meaning given in the recitals.

                  "COMPANY" shall have the meaning given in the recitals.

                  "COMPUTER PROGRAMS" shall mean (i) any and all computer software programs, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  "CONSENT AGREEMENT" shall mean the Consent Agreement, dated April 15, 2002, between the Seller, the Company, St. Joe Arvida/Company, Inc., a Florida corporation and JMB Southeast Development, L.L.C., a Delaware limited liability company.

                  "CREDIT AGREEMENT" shall mean the Credit Agreement, dated April 26, 2001, among Bank of America, N.A., SPI Development X LLC, SPI Investment X LLC and the lenders party thereto.

                  "CURRENT ASSETS" shall mean, without duplication, the sum of the Company's (i) unrestricted cash and cash equivalents, (ii) trade and other accounts receivable, and (iii) other current assets; all accounted for in accordance with GAAP and on a closed (settled) basis.

                  "CURRENT LIABILITIES" shall mean, without duplication, the sum of the Company's (i) trade accounts payable, (ii) accrued and unpaid salaries, bonuses and vacation pay, (iii) commissions payable on closed (settled) transactions, (iv) obligations under the current portion of all capitalized leases, and (v) other current liabilities; all accounted for in accordance with GAAP and on a closed (settled) basis. Any liability that would be classified as a Current Liability for purposes of this definition or is included in the definition of Working Capital but which is also classified as "Indebtedness" under the definition thereof in this Section 1.1 shall instead be treated as a Current Liability or otherwise accounted for in the definition of Working Capital and shall not be treated as Indebtedness for purposes of the calculations in Section 2.3(b) and Section 2.5.

                  "DAMAGES" shall have the meaning given in Section 7.2.

                  "DOLLARS" shall have the meaning given in Section 1.2.

                  "EIGHTY MILLION DOLLAR NOTE" shall have the meaning given in
Section 2.4 (xii).

                  "ELECTION" shall have the meaning given in Section 6.2.

                  "ELECTION PERIOD" shall have the meaning given in Section
7.4.

                  "ENVIRONMENTAL CLAIM" shall mean any claim, action or written notice by any Person alleging potential liability (including potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from either (a) the presence, or Release, of any Hazardous Materials at any location, whether or not owned, leased or operated by any of the Companies, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health as it relates to Hazardous Materials or the environment, including Laws relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

                  "ENVIRONMENTAL LIABILITY" shall mean any liability resulting:
(i) from an Environmental Claim; (ii) from failure to comply with any Environmental Law; (iii) from failure to obtain or comply with any Environmental Permit; (iv) from a Cleanup; or (v) from harm or injury to any Person, to public health, or to the environment as a result of actual, threatened or potential exposure to Hazardous Materials.

                  "ENVIRONMENTAL PERMITS" shall mean all permits, approvals, identification numbers, licenses, certificates, executions, approvals and any other authorizations required under any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall have the meaning given in Section
3.14.

                  "ERISA PLANS" shall have the meaning given in Section 3.14.

                  "ESTIMATED INDEBTEDNESS" shall have the meaning given in
Section 2.3.

                  "ESTIMATED WORKING CAPITAL" shall have the meaning given in
Section 2.3.

                  "FEBRUARY 2002 CREDIT AGREEMENT" shall mean the Second Amended and Restated Credit Agreement, dated as of February 7, 2002, among the lender, the agent, Bank of America, N.A., Wells Fargo Bank, SunTrust Bank, Regions Bank and First Union Securities, Inc.

                  "FINANCIAL STATEMENTS" shall have the meaning given in
Section 3.5.

                  "FOUNDATION" shall have the meaning given in Section 5.3.

                  "GAAP" shall mean United States generally accepted accounting principles and practices, consistently applied.

                  "GOVERNMENTAL AUTHORITY" shall mean any national, federal, state, local or foreign judicial, legislative, executive, regulatory or administrative authority, self-regulatory organization or arbitrator.

                  "HAZARDOUS MATERIALS" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                  "INDEBTEDNESS" of any Person at any date shall include, without duplication, (i) all indebtedness (including interest payments or prepayments required prior to satisfaction) of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities for trade payables incurred and payable in the ordinary course of business consistent with past practice), including earn-out or similar contingent purchase amounts, (ii) any other indebtedness of such Person which is evidenced by a note, mortgage, bond, debenture or similar instrument, (iii) all obligations of such Person under capitalized leases (other than the current portion thereof to the extent reflected in Current Liabilities), (iv) all obligations pertaining to offices closed prior to the Closing, (v) all amounts payable under severance, bonus and similar arrangements upon or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (but not as a result of any termination thereafter to the extent that the amount payable upon such termination thereafter is not, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, greater than the amount payable if termination were to occur in the absence of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby) and (vi) any current or contingent payment or indemnity obligations of any of the Companies resulting from or arising in connection with acquisitions of any entities or assets by any of the Companies prior to the Closing; provided, that Indebtedness shall not include any liabilities for or relating to Taxes or any Tax Sharing or Tax Indemnification Agreement.

                  "INDEMNIFIED BENEFITS LIABILITIES" shall have the meaning given in Section 5.4.

                  "INDEMNIFIED PARTY" shall have the meaning given in Section
7.4.

                  "INDEMNIFYING PARTY" shall have the meaning given in Section 7.4.

                  "INDEMNITY PAYMENTS" shall have the meaning given in Section 7.5.

                  "INTELLECTUAL PROPERTY" shall mean all intellectual property used by the Companies in the Business as currently conducted or currently held by the Companies or their Affiliates for use in the Business, including, but not limited to, all United States and foreign patents and patent applications; trademarks, service marks, logos, designs, trade dress, slogans, trade names, domain names and any and all registrations and applications therefor, and general intangibles of like nature, copyrights, copyright registrations and applications; Computer Programs; technology, trade secrets, proprietary processes and customer lists.

                  "IRS" shall mean the Internal Revenue Service of the United States.

                  "LAWS" shall mean any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, order, judgment, administrative order, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation.

                  "LEASE GUARANTIES" shall mean the guaranties of obligations of any of the Companies by the Seller and its Affiliates (other than the Companies) under the Leases set forth on Schedule 1.1.

                  "LEASES" shall have the meaning given in Section 3.7.

                  "LICENSES" shall have the meaning given in Section 3.12.

                  "LIENS" shall mean any lien, pledge, mortgage, security interest, lease, charge, option, right of first refusal, easement, servitude or restriction on use or transfer under any instrument or agreement, or any other similar encumbrance of any nature whatsoever.

                  "LITIGATION" shall mean any litigation, legal action, arbitration, proceeding, demand or claim brought against any of the Companies (or any of their respective employees or sales associates or independent contractors if and to the extent that such Persons are entitled to indemnity, reimbursement or contribution therefor from any of the Companies or covered therefor under the insurance policies applicable to the Companies) before or by any Governmental Authority, in each case with respect to any claim if and to the extent arising out of or resulting from events, circumstances, actions or failures to act in breach of contractual or other legal requirements occurring or existing prior to the Closing.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the sales, assets, properties, operations, results of operations or financial condition of the Companies taken as a whole or (ii) the ability of the Seller to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement.

                  "MATERIAL CONTRACTS" shall have the meaning given in Section 3.11.

                  "MORTGAGE NOTE" shall have the meaning given in Section 2.1.

                  "MORTGAGE PURCHASER" shall have the meaning given in the recitals.

                  "MORTGAGE SERVICES FINANCIAL STATEMENTS" shall have the meaning given in Section 3.5.

                  "MORTGAGE SHARES" shall have the meaning given in the recitals.

                  "NON-COMPETITION AGREEMENT" shall mean the Non-Competition Agreement, dated the Closing Date, among the Seller Parties and the Purchaser.

                  "NOTE PURCHASE AGREEMENT" shall mean the Note Purchase Agreement, dated as of February 7, 2002, among the Seller and the note purchasers.

                  "ORGANIZATIONAL DOCUMENTS" shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational documents of such Person.

                  "PARTICIPATION AGREEMENT" shall mean the Participation Agreement, dated as of April 26, 2001, among the Seller, St. Joe Commercial, Inc., the lessees party thereto, the guarantors, SPI Development X LLC, Bank of America Securities LLC, SPI Investment X LLC and the owners party thereto and the lenders party thereto.

                  "PENDINGS" shall have the meaning given in Section 3.19.

                  "PERMITS" shall mean as to any Person, all licenses, permits, franchises, orders, approvals, concessions, registrations, authorizations and qualifications under any federal, state, local or foreign laws with any and all Governmental Authorities or with any and all industry or other nongovernmental self-regulatory organizations that are issued to such Person, including Environmental Permits.

                  "PERMITTED LIENS" means any (i) Lien which arises by operation of law with respect to current Taxes not yet due and payable, (ii) statutory materialmen's, mechanics', workmen's or repairmen's Lien in each case created in the ordinary course of business the existence of which does not, and would not reasonably be expected to, materially impair the value or use and enjoyment of the asset subject to such Lien, and (iii) Lien encumbering the fee interest title in any leased Real Property the existence of which does not, and would not reasonably be expected to, materially impair the value or use and enjoyment of such Real Property by the lessee.

                  "PERSON" shall mean an individual, a corporation, a partnership, limited liability company, an association, a trust or other entity or organization.

                  "PLANS" shall have the meaning given in Section 3.14.

                  "POST-CLOSING PERIODS" shall have the meaning given in
Section 6.3.

                  "POST-CLOSING STRADDLE PERIOD" shall have the meaning given in Section 6.3.

                  "PRE-CLOSING LITIGATION" shall have the meaning given in
Section 7.5.

                  "PRE-CLOSING PERIODS" shall have the meaning given in Section 6.3.

                  "PRIOR TRADEMARK LICENSE" shall have the meaning given in
Section 3.12.

                  "PURCHASE PRICE" shall have the meaning given in Section 2.3.

                  "PURCHASER" shall have the meaning given in the introduction to this Agreement.

                  "PURCHASER INDEMNIFIED MATTERS" shall have the meaning given in Section 7.3.

                  "PURCHASER INDEMNIFIED PARTIES" shall have the meaning given in Section 7.2.

                  "PURCHASER PLANS" shall have the meaning given in Section
5.4.

                  "PURCHASER'S DEDUCTIBLE AMOUNT" shall have the meaning given in Section 7.3.

                  "REAL PROPERTY" shall have the meaning given in Section 3.7.

                  "RELATED AGREEMENTS" shall mean the Transitional Trademark License Agreement, the Non-Competition Agreement and the Use of Name Agreement.

                  "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata), or onto, into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  "RETAINED USE AGREEMENTS" shall mean the agreements set forth in Exhibit B to the Use of Name Agreement.

                  "SALES ASSOCIATES" shall have the meaning given in Section
3.20.

                  "SELLER" shall have the meaning given in the introduction to this Agreement.

                  "SELLER INDEMNIFIABLE MATTERS" shall have the meaning given in Section 7.2.

                  "SELLER INDEMNIFIED PARTIES" shall have the meaning given in
Section 7.3.

                  "SELLER PARTIES" shall mean the Seller and St. Joe/Arvida Company, L.P., a Delaware limited partnership.

                  "SELLER PLANS" shall have the meaning given in Section 3.14.

                  "SELLER'S DEDUCTIBLE AMOUNT" shall have the meaning given in
Section 7.2.

                  "SHARES" shall have the meaning given in the recitals.

                  "SPECIFIED OBLIGATIONS" shall mean (i) obligations of any of the Companies in respect of acceptances issued or created for the account of any of the Companies, (ii) obligations of any of the Companies to make payments pursuant to sale-leaseback transactions, (iii) obligations of any of the Companies to make payments pursuant to non-compete payment obligations or change of control payment obligations, (iv) loans between any of the Companies on the one hand and, on the other hand, any of the officers or stockholders of any of the Companies, (v) amounts related to intercompany balances or other monetary obligations between one or more of the Companies on the one hand, and, on the other hand, the Seller and its Affiliates (other than the Companies), and (vi) guarantees by any of the Companies of obligations of others and Liens on the assets of any of the Companies securing obligations of others, in each case whether or not such Person has assumed or otherwise become directly liable for the payment thereof.

                  "ST. JOE MARK" shall have the meaning given in the Transitional Trademark License Agreement.

                  "STRADDLE PERIODS" shall have the meaning given in Section
6.3.

                  "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such Person beneficially owns a majority of the voting or equity interests.

                  "TAX CLAIM" shall have the meaning given in Section 6.5.

                  "TAX INDEMNIFICATION AGREEMENT" shall have the meaning given in Section 3.13.

                  "TAX INDEMNITY PAYMENTS" shall have the meaning given in
Section 6.3.

                  "TAX LAW" shall mean any Law relating to Taxes.

                  "TAX PACKAGE" shall have the meaning given in Section 6.7.

                  "TAX RETURN" shall mean any return, report, declaration, information return or other document (including any related or supporting information) required to be filed with any Governmental Authority with respect to Taxes, including any amendments thereof.

                  "TAX SHARING AGREEMENT" shall have the meaning given in
Section 6.8.

                  "TAXES" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any Governmental Authority, including income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

                  "TERMINATED ARRANGEMENTS" shall have the meaning given in
Section 3.16.

                  "TITLE SERVICES" shall mean St. Joe Title Services, Inc., a Florida corporation.

                  "TRANSFER TAXES" shall have the meaning given in Section 6.6.

                  "TRANSITIONAL TRADEMARK LICENSE AGREEMENT" shall mean the Transitional Trademark License Agreement, dated the Closing Date, among the Seller Parties and the Purchaser.

                  "TREASURY REGULATIONS" shall mean the United States Tax Regulations, including Temporary Regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding United States Tax Regulations).

                  "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning given in Section 3.5.

                  "USE OF NAME AGREEMENT" shall mean the Use of Name Agreement, dated the Closing Date, among the Seller Parties and the Purchaser.

                  "WAREHOUSE CREDIT AGREEMENT" shall mean the Warehousing Credit and Security Agreement, as amended, dated March 1, 2001, between Arvida Mortgage and Residential Funding Corporation.

                  "WARN ACT" shall have the meaning given in Section 3.15.

                  "WORKING CAPITAL" shall mean (A) Current Assets excluding any
(i) prepaid, deferred or other items related to Taxes or any Tax Sharing or Tax Indemnification Agreements and (ii) intercompany balances between any of the Companies on one hand, and on the other hand, the Seller and its Affiliates (other than the Companies), minus (B) Current Liabilities excluding any (i) accrued, deferred or other items related to Taxes or any Tax Sharing or Tax Indemnification Agreements, (ii) any reserve for Litigation expense and (iii) intercompany balances (including accrued interest) between the Companies on one hand, and on the other hand, the Seller and its Affiliates (other than the Companies) plus (C) any security deposits for office Leases or other assets in each case set forth on Schedule 1.1 that are classified under GAAP as long-term and not included in Current Assets, plus (D) any mortgage receivables that are classified under GAAP as long-term and not included in Current Assets minus (E) any Indebtedness assumed by the Purchaser that is directly related to the mortgage receivables in (D) above.

         SECTION 1.2       OTHER INTERPRETIVE PROVISIONS.

                  (a) The words "HEREOF," "HEREIN," "HERETO," "HEREUNDER" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa except for any reference to the Company or the Companies which shall only be interpreted in accordance with their respective definitions in Section 1.1.

                  (c) The terms "DOLLARS" and "$" shall mean United States dollars.

                  (d) The word "INCLUDING" shall mean including without limitation and the words "INCLUDE" and "INCLUDES" shall have corresponding meanings.

                  (e) The word "KNOWLEDGE" shall mean (i) in the case of the Seller, what Jill Powers, Lewis Sticco, Chris Cope, Richard Cope, Mike Regan, Larry Paine or any Regional President of the Companies knew, or should reasonably have known in each of their respective capacities with the Companies and (ii) in the case of the Purchaser, what any executive officer of the Purchaser knew or should have known, in each of their respective capacities with the Purchaser.

                  (f) In the event that the final day of any time period provided herein based on calendar days does not fall on a Business Day, such time period shall be extended such that the final day of such period shall fall on the next Business Day thereafter.

                                  ARTICLE II

                               PURCHASE AND SALE

         SECTION 2.1 PRIOR PURCHASE AND SALE OF MORTGAGE SHARES. Immediately prior to the execution of this Agreement, (i) the Company sold, conveyed, transferred, assigned and delivered to the Mortgage Purchaser, and the Mortgage Purchaser purchased from the Company, free and clear of all Liens, all of the Mortgage Shares and (ii) in consideration of the sale and transfer of the Mortgage Shares, the Mortgage Purchaser issued to the Company a note in the amount of eighteen million dollars ($18,000,000) (the "MORTGAGE NOTE"). However, for purposes of the adjustment set forth in Section 2.5, the representations and warranties set forth in Article III (except where otherwise specifically indicated in Sections 3.1, 3.3, 3.4, 4.1 and 4.2) and the obligations set forth in Article VII (except as such Article relates to the portions of the representations and warranties referred to in the immediately preceding parenthetical clause), the purchase and sale of the Mortgage Shares shall be treated as if it had not occurred prior to the Closing.

         SECTION 2.2 PURCHASE AND SALE OF SHARES. Upon the terms of this Agreement, the Seller hereby sells, conveys, transfers, assigns and delivers to the Purchaser, and the Purchaser hereby purchases from the Seller, free and clear of all Liens, all of the Shares.

         SECTION 2.3       SHARES PURCHASE PRICE.

                  (a) In consideration of the sale and transfer of the Shares and the execution and delivery of the Related Agreements upon the terms and subject to the conditions of this agreement, the Purchaser hereby agrees to pay concurrently herewith to the Seller by wire transfer of immediately available funds to the account previously designated by the Seller, an aggregate of one hundred and seventy million two hundred and nine thousand two hundred and thirty-one dollars and sixty-five cents ($170,209,231.65), which includes the thirty million seven hundred and nine thousand two hundred and thirty-one dollars and sixty-five cents ($30,709,231.65) adjustment in respect of Estimated Working Capital referred to in Section 2.3(b) (the "CLOSING DATE PURCHASE PRICE"), subject to further adjustment pursuant to Section 2.5 (as so adjusted, the "PURCHASE PRICE").

                  (b) The Seller has delivered to the Purchaser a good faith estimated calculation of the consolidated Working Capital of the Companies as of the Closing Date (the "ESTIMATED WORKING CAPITAL"), which has been certified by the Chief Financial Officer of the Company and the Chief Financial Officer of the Seller. The Closing Date Purchase Price has been increased by the amount of thirty million seven hundred and nine thousand two hundred and thirty-one dollars and sixty-five cents ($30,709,231.65) by which the Estimated Working Capital exceeds zero.

                  (c) The Seller has delivered to the Purchaser a good faith estimated calculation of any Indebtedness of any of the Companies as of the Closing Date other than the Indebtedness set forth on Schedule 2.3(c) (the "ESTIMATED INDEBTEDNESS"), which has been certified by the Chief Financial Officer of the Company and the Chief Financial Officer of the Seller. The Closing Date Purchase Price has not been decreased as the amount of Estimated Indebtedness is zero.

         SECTION 2.4       DELIVERIES AND PAYMENT.

                  (a) The Seller is delivering, or causing to be delivered, contemporaneously herewith to the Purchaser at the Closing:

                           (i)      certificates representing all of the Shares
accompanied by stock powers duly executed in blank and otherwise in form satisfactory to the Purchaser for transfer on the books of the Company (with any requisite transfer tax stamps attached by the Seller);

                           (ii)     certificates representing all of the issued
and outstanding shares of capital stock of the Subsidiaries of the Company;

                           (iii)    a good standing certificate for each of the
Companies issued by the applicable Secretaries of State dated within ten (10) Business Days prior to the Closing Date;

                           (iv)     the stock transfer records and corporate
minute books of each of the Companies;

                           (v)      duly executed resignations of each director
of each of the Companies and of those officers of the Companies listed on
Schedule 2.4(v);

                           (vi)     an opinion of the Seller's counsel;

                           (vii)    a certificate of the Seller's non-foreign
status in the form of Exhibit A;

                           (viii)   the Transitional Trademark License
Agreement, duly executed by the Seller Parties;

                           (ix)     the Non-Competition Agreement, duly
executed by the Seller Parties;

                           (x)      the Use of Name Agreement, duly executed by
the Seller Parties;

                           (xi)     the Consent Agreement, duly executed by the
Seller and the other parties thereto.

                           (xii)    evidence of the repayment, discharge and
release (without any continuing liability, obligation or other adverse effect upon the Companies) of all Indebtedness of the Companies set forth on Schedule 2.4(xii) including the eighty million dollar ($80,000,000) note issued by the Company to the Seller ("$80 MILLION DOLLAR NOTE");

                           (xiii)   written evidence of the termination of the
mortgage, title insurance, referral or other similar agreements listed on
Schedule 2.4(xiii) attached hereto;

                           (xiv)    evidence of a prepaid two (2) year errors
and omissions insurance policy for the Companies;

                           (xv)     a non-competition agreement duly executed
by Richard Cope; and

                           (xvi)    written evidence of the release of the
guaranties provided in relation to the financing agreements listed on Schedule 2.4(xii).

                  (b) The Purchaser is delivering, or causing to be delivered, contemporaneously herewith to the Seller at the Closing:

                           (i)      the Closing Date Purchase Price in
immediately available funds by wire transfer to the account previously designated by the Seller;

                           (ii)     an opinion of the Purchaser's counsel;

                           (iii)    the Transitional Trademark License
Agreement, duly executed by the Purchaser;

                           (iv)     the Non-Competition Agreement, duly
executed by the Purchaser; and

                           (v)      the Use of Name Agreement, duly executed by
the Purchaser.

                           (vi)     a non-competition agreement for Richard
Cope, duly executed by the Purchaser.

         SECTION 2.5       PURCHASE PRICE ADJUSTMENTS.

                  (a)      Working Capital and Indebtedness Adjustments.

                           (i)      Within ninety (90) days following the
Closing Date, the Purchaser shall provide to the Seller a consolidated balance sheet of the Company and its Subsidiaries (the "CLOSING DATE BALANCE SHEET"), which shall set forth a calculation of the Working Capital of the Companies (including the components thereof in reasonable detail) (the "CLOSING DATE WORKING CAPITAL") and any Indebtedness of the Companies (including the components thereof in reasonable detail) (the "CLOSING DATE INDEBTEDNESS"), as of the Closing Date. If the Purchaser does not deliver the Closing Date Balance Sheet prior to the expiration of ninety (90) days after the Closing Date and the Seller does not, within ninety (90) days following the Closing Date, provide the Purchaser with written notice that it believes in good faith the Estimated Working Capital or the Estimated Indebtedness did not reflect the consolidated Working Capital of the Companies or the Indebtedness, respectively, of the Companies as of the Closing Date, then the Estimated Working Capital and the Estimated Indebtedness shall constitute the Closing Date Working Capital and/or the Closing Date Indebtedness, as applicable, and shall be final and binding on the parties. The Closing Date Balance Sheet, the Closing Date Working Capital and the Closing Date Indebtedness shall be prepared in accordance with GAAP and on a closed (settled) basis.

                           (ii)     Until the Closing Date Working Capital and
Closing Date Indebtedness have become final in accordance with this Section 2.5(a), the Purchaser shall provide the Seller and its authorized representatives with reasonable access to the books and records and senior financial staff of the Company (and otherwise generally will cooperate with the Seller and its authorized representatives), to the extent relevant to the determination of the Closing Date Working Capital and the Closing Date Indebtedness, during normal business hours and upon reasonable notice.

                           (iii)    If the Seller in good faith disagrees with
the Purchaser's calculation of the Closing Date Working Capital or the Closing Date Indebtedness as set forth on the Closing Date Balance Sheet, the Seller may within fifteen (15) Business Days after receipt thereof deliver a written notice to the Purchaser disagreeing with such calculation. Any such notice of disagreement shall specify in reasonable detail those items or amounts comprising the Closing Date Working Capital or the Closing Date Indebtedness as to which the Seller disagrees and the basis of such disagreement, and the Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Date Balance Sheet or the Closing Date Indebtedness. If no such notice of disagreement is timely delivered, the Closing Date Working Capital and the Closing Date Indebtedness shall be final and binding on the parties.

                           (iv)     If a notice of disagreement shall be timely
delivered pursuant to Section 2.5(a)(ii) of this Agreement or if the Purchaser does not timely deliver the Closing Date Balance Sheet and pursuant to Section 2.5(a)(i) the Seller timely delivers written notice that it believes the Estimated Working Capital or the Estimated Indebtedness should be changed, the Seller and the Purchaser shall, during the fifteen (15) Business Days following such delivery, use their reasonable efforts to reach agreement on the disputed items or amounts. If such an agreement is reached, the Closing Date Working Capital or Closing Date Indebtedness as so agreed shall be final and binding on the parties. If the parties are unable to reach such agreement, the New York City office of a nationally recognized independent accounting firm not then acting as the principal outside accountant for the Companies, the Seller or the Purchaser and as mutually agreed by the Purchaser and the Seller (the "ACCOUNTING REFEREE"), shall be retained to review promptly this Agreement and the disputed items or amounts. If the parties are unable to agree mutually upon an Accounting Referee then each party shall select a nationally recognized accounting firm. Such two (2) nationally recognized accounting firms shall then in turn mutually select a separate nationally recognized accounting firm not then acting as the principal outside accountant for the Companies, the Seller or the Purchaser who shall then be designated as the "Accounting Referee." In connection therewith, the Accounting Referee shall consider only those items or amounts in the Closing Date Working Capital or the Closing Date Indebtedness as to which the Seller has disagreed. The Accounting Referee shall deliver to the Seller and the Purchaser, as promptly as practicable, and within forty-five
(45) days of being referred the matter, a report setting forth its adjustments, if any, to the Closing Date Balance Sheet or the Closing Date Indebtedness (including any adjustments to non-disputed items necessary as a result of changes to disputed items) and the calculations supporting such adjustments. Such report shall be final and binding upon the parties and the Closing Date Working Capital or the Closing Date Indebtedness, as adjusted pursuant to such report, shall be final and binding on the parties. The cost of the Accounting Referee's review and report shall be borne equally by the parties.

                           (v)      If the Estimated Working Capital exceeds
the Closing Date Working Capital reflected on the Closing Date Balance Sheet, then the Seller shall pay or cause to be paid to the Purchaser, as an adjustment to the Purchase Price, with interest as provided in Section 2.5(b), an amount equal to the amount of such excess. If the Closing Date Working Capital reflected on the Closing Date Balance Sheet exceeds the Estimated Working Capital, then the Purchaser shall pay to the Seller, as an adjustment to the Purchase Price, with interest as provided in Section 2.6(b), an amount equal to the amount of such excess.

                           (vi)     If the Estimated Indebtedness exceeds the
Closing Date Indebtedness reflected on the Closing Date Balance Sheet, then the Purchaser shall pay to the Seller, as an adjustment to the Purchase Price, with interest as provided in Section 2.5(b), an amount equal to the amount of such excess. If the Closing Date Indebtedness reflected on the Closing Date Balance Sheet exceeds the Estimated Indebtedness, then the Seller shall pay to the Purchaser, as an adjustment to the Purchaser Price, with interest as provided in Section 2.5(b), an amount equal to the amount of such excess.

                           (vii)    For the avoidance of doubt, no amount shall
be included in both "CURRENT LIABILITIES" for purposes of calculating Estimated Working Capital or Closing Date Working Capital and in "INDEBTEDNESS" for purposes of calculating Estimated Indebtedness or Closing Date Indebtedness.

                  (b)      Payments and Interest. Any payments pursuant to this
Section 2.5 shall be made by wire transfer of immediately available funds to accounts at United

States banks designated in writing by the Purchaser or the Seller, as the case may be. Any amount due pursuant to this Section 2.5 shall bear interest for the period from and including the Closing Date to but excluding the payment date at the rate of three percent (3%) per annum.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller hereby represents and warrants to the Purchaser as follows:

         SECTION 3.1 AUTHORITY AND VALIDITY. The Seller is a corporation validly existing and in good standing under the laws of the state of Florida. The Seller has full corporate power and authority to execute and deliver this Agreement, and the Related Agreements and to consummate the transactions contemplated hereunder and thereunder (and the Company has the full corporate power and authority to consummate the purchase and sale referred to in Section 2.1). The execution, delivery and performance of this Agreement, and the Related Agreements and the consummation of the transactions contemplated hereunder and thereunder, have been duly and validly authorized by the board of directors of the Seller (and the consummation of the purchase and sale referred to in Section 2.1 has been duly and validly authorized by the board of directors of the Company) and no other corporate proceedings on the part of the Seller or the Company are necessary to authorize this Agreement or the Related Agreements or the consummation of the transactions contemplated hereunder or thereunder (or the consummation by the Company of the purchase and sale referred to in Section 2.1). This Agreement and the Related Agreements have been duly executed and delivered by the Seller and, assuming due execution and delivery by the Purchaser, constitute valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

         SECTION 3.2       SUBSIDIARIES.

                  (a) Schedule 3.2(a) sets forth the name, form of organization, jurisdiction of organization and capitalization (authorized and outstanding capital stock, including record and beneficial holders thereof, and certificates therefor) or membership as applicable, of each of the Companies and the officers and directors of each of the Companies.

                  (b) Each of the Companies is a validly existing corporation or limited liability company and is in good standing under the laws of the jurisdiction of its organization, has all requisite corporate authority to own, lease and operate its properties and assets and to carry on the Business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (c) The Seller has delivered to the Purchaser a complete and correct copy of the Organizational Documents of each of the Companies, and such Organizational Documents are in full force and effect and the Companies are not in violation of any provision of such Organizational Documents.

                  (d) The Company has no direct or indirect Subsidiaries except as set forth on Schedule 3.2(a), and other than the Subsidiaries of the Company set forth on such schedule, neither the Company nor its Subsidiaries owns directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other Person. There are no options, warrants, calls, rights, commitments or agreements of any kind to which the Companies or any of their Affiliates are parties or by which any of them are bound or to which they are subject, relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of the capital stock of any class or series of, or other equity interest in, any of the Companies or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interest in, any of the Companies or obligating any of the Companies or any of their Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         SECTION 3.3 TITLE TO SHARES; ETC. (a) The Seller owns beneficially and of record the Shares free and clear of all Liens, and the transfer and delivery of the Shares to the Purchaser by the Seller as contemplated by this Agreement shall transfer good title thereto to the Purchaser, free and clear of all Liens. No Person has any claim arising out of or related to any shares of capital stock of the Companies or their respective predecessors. Immediately prior to the purchase and sale referred to in Section 2.1, the Company owned beneficially and of record the Mortgage Shares free and clear of all Liens, and the Company's transfer and delivery of the Mortgage Shares to the Mortgage Purchaser immediately prior to the execution of this Agreement transferred good title thereto to the Mortgage Purchaser, free and clear of all Liens.

                  (b) Except as set forth on Schedule 3.3(b), the Seller does not own an interest in or operate any real estate brokerage, relocation, referral, title, escrow, mortgage origination, brokerage or banking, or real estate education business, or other business providing products or services ancillary or related thereto, other than its interests in the Companies, and does not own any assets used by the Companies in the conduct of the Business.

         SECTION 3.4       NO CONFLICT; GOVERNMENTAL CONSENTS.

                  (a) Neither the execution, delivery or performance by the Seller of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby (including the purchase and sale referred to in Section 2.1) or compliance by the Seller (or the Company, in the case of the purchase and sale referred to in Section 2.1) with any of the provisions hereof or thereof will (i) violate any provision of any Organizational Document of the Seller or any of the Companies, or (ii) except as set forth in Schedule 3.4(a), require any consent, approval or notice under, violate, or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration, result in the loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of any of the Companies or any of the Mortgage Shares or Shares under the terms, conditions or provisions of any contract, agreement, lease, instrument, Permit or other obligation to which any of the Companies or the Seller is a party or to which they or their respective assets are subject, or (ii) violate any Law applicable to the Seller or any of the Companies.

                  (b) The Seller and the Companies have received each consent or approval that may be required under any contract, agreement, lease (where the landlord under a property lease is a related party) or instrument in connection with the execution, delivery or performance (including the purchase and sale referred to in Section 2.1) of this Agreement or any Related Agreement, or the consummation of the transactions contemplated hereby or thereby, without any loss of benefits or rights to the Companies. All payments, liabilities and obligations arising in connection with such consents have been fully satisfied and paid for solely by the Seller.

                  (c) Except as provided in Schedule 3.4(c), no consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained, made by the Seller or any of the Companies in connection with the execution, delivery and performance of this Agreement or any Related Agreement, or the consummation of the transactions contemplated hereby or thereby that has not been obtained or made, as applicable.

         SECTION 3.5       FINANCIAL STATEMENTS.

                  (a) Attached hereto as Schedule 3.5(a) are (i) the audited, consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999 (the "AUDITED FINANCIAL STATEMENTS"), (ii) the audited, consolidated financial statements with respect to

Mortgage Services for the fiscal years ended December 31, 2001, 2000 and 1999 (the "MORTGAGE SERVICES FINANCIAL STATEMENTS"), and (iii) the unaudited consolidated income statement and balance sheet of the Company and its Subsidiaries for the two (2) month periods ended February 28, 2002 and 2001 (the "UNAUDITED FINANCIAL STATEMENTS" and, together with the Audited Financial Statements and the Mortgage Services Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared on a closed (settled) basis in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of such entities as of the dates thereof and the results of operations and (in the case of Financial Statements other than the Unaudited Financial Statements) cash flows for the periods then ended, in the case of the Unaudited Financial Statements subject to normal year-end adjustments that are not material in the aggregate.

                  (b) (i) The Companies have no Specified Obligations, and except as set forth on Schedule 3.5(b)(i), the Companies have no (A) Indebtedness or (B) liabilities under profit sharing plans or post-retirement benefit arrangements. Each of the Companies has cash or cash equivalents on hand at least equal to the amount of customer escrow funds delivered to such Companies by its customers, together with all interest thereon accrued to the Closing Date.

                           (ii)     Schedule 3.5(b)(ii) sets forth the names of
all financial and other similar institutions at which each of the Companies maintains accounts, deposits or safe deposit boxes of any nature, and the account numbers and the names of all persons authorized to draw thereon or make withdrawals therefrom. The Companies' bank balances of cash as of April 11, 2002 are set forth on Schedule 3.5(b)(ii).

                  (c) Except as and to the extent reflected on the Balance Sheet or on Schedule 3.5(c), the Companies have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) due or to become due, except for such liabilities and obligations as were incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (d) The calculation of Estimated Working Capital and the calculation of Indebtedness, in each case as of the Closing Date, delivered by the Seller to the Purchaser were prepared in good faith in accordance with GAAP by the Seller based on the books and records of the Companies.

         SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 2002, except as set forth on Schedule 3.6, each of the Companies has conducted its business only in the ordinary course of business and consistent with past practice and there has not been any Material Adverse Effect or any development or event which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, except as set forth in
Schedule 3.6 and except for the sale of Arvida Mortgage to the Mortgage Purchaser, since January 1, 2002, none of the Companies has:

                  (a) declared, set aside or paid any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or other interests;

                  (b) (i) sold, leased, transferred or disposed of any assets or rights, other than assets or rights disposed of in the ordinary course of business consistent with past practice and not individually or in the aggregate material, (ii) incurred any Lien upon its assets, other than Permitted Liens, (iii) acquired or leased any assets or rights other than in the ordinary course of business consistent with past practice that individually or in the aggregate would not be material;

                  (c) paid, discharged or satisfied any liability, obligation or Lien, other than payment, discharge or satisfaction of (i) Indebtedness as it matured and became due and payable or (ii) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

                  (d) changed any of the accounting or tax principles, practices or methods or changed reserve policies or materially changed reserves;

                  (e) (i) made any change in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or sales associates (other than general increases in wages or salaries to employees who are not officers or directors in the ordinary course consistent with past practice), or to Persons providing management services,
(ii) entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan or made any loans to any of its officers, directors, employees, Affiliates, agents, consultants or sales associates or (iii) made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

                  (f)      (i) made any accrual or commitment for future

payment of any pension, retirement allowance, unused vacation days or other employee benefit to any officer, director, employee, sales associate or Affiliate, except payments and accruals made in the ordinary course consistent with past practice; (ii) adopted any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement, or made any payments or grants in relation to the foregoing other than in the ordinary course consistent with past practice; or (iii) amended in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

                  (g) other than compensation or advances of expenses in the ordinary course consistent with past practice, made any payments, loans, advances or other distributions to, or entered into any transaction, agreement or arrangement with, any of its Affiliates, officers, directors, employees, agents, consultants or sales associates, stockholders or their Affiliates;

                  (h) made or committed the Company to make any capital expenditures, except as set forth in the 2002 business plan (set forth on Schedule 3.6(h)) and otherwise in the ordinary course consistent with past practice not in excess of $25,000 individually, or $100,000 in the aggregate;

                  (i) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

                  (j) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or accruals;

                  (k) incurred any material liability other than in the ordinary course of business consistent with past practice;

                  (l) had a judgment entered or settled any Litigation resulting in a loss, payment or other cost, after receipt of insurance payments, in excess of $25,000 individually, or $100,000 in the aggregate;

                  (m) altered through merger, liquidation, reorganization, restructuring or in any other material fashion its corporate structure or ownership or amended its Organizational Documents in any material respect;

                  (n) entered into or amended in an adverse manner any material agreement which had non-competition, geographical restriction or similar covenants relating to the Business or that otherwise would be material; or

                  (o) agreed to take any of the foregoing actions or any action which would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

         SECTION 3.7       ASSETS.

                  (a) Each of the Companies owns, or otherwise has a valid leasehold interest providing sufficient and legally enforceable (subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to creditor's rights and to general principles of equity) rights to use, all of the property and assets necessary or material to its conduct of the Business as currently conducted or otherwise used or held for use by it in the Business. Except as indicated on Schedule 3.7(a), none of the material assets used by any of the Companies in the conduct of the Business are owned or leased by the Seller or any Affiliate thereof other than one of the Companies. The Companies have good title to all assets reflected on the Balance Sheet or acquired since the date of the Balance Sheet, free and clear of all Liens except Permitted Liens, other than assets disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice which are not in the aggregate material. Such assets are, considered in the aggregate, in reasonable operating condition and repair (ordinary wear and tear excepted) in all material respects, have been reasonably maintained in all material respects and are suitable for their present use in all material respects.

                  (b) The Companies do not own any real property and none of the Companies has acquired or disposed of any ownership interest in any real property since June 30, 1998. Schedule 3.7(b) contains a list of all real property (including the address thereof) leased by the Companies, or by the Seller on behalf of the Companies (including any real property owned by the Seller or its Affiliates and leased to the Companies), indicating the use thereof, the lessee of such real property, and the name and address of the lessor together with any amendments, modifications, extensions or other agreements (the "LEASES"). With respect to all real property leased by any of the Companies (the "REAL PROPERTY"), the Companies have possession thereof, and have valid leasehold interests providing exclusive and legally enforceable rights to use such Real Property, free and clear of all Liens except Permitted Liens. The current use of the Real Property by the Companies does not violate in any material respect the certificate of occupancy thereof, any local zoning or similar land use or other Laws or the applicable Lease. None of the Companies nor any of their Affiliates have received written notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the Real Property. None of the Companies has subleased any of the Real Property or given any third party any license or other right to occupy any portion of the Real Property leased by it (other than the access provided to sales associates to work in the offices). Except as set forth in Schedule 3.7(b), no Real Property is used for any purpose other than the conduct of the Business.

                  (c) The Seller has delivered or made available to the Purchaser a true, correct and complete copy of each of the Leases, and (i) each Lease is legal, valid, binding and enforceable against the Companies party thereto in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditor's rights and to general principles of equity; (ii) neither the Companies, nor, to the knowledge of the Seller, any other party to any Lease, has waived any material term or condition thereof, and all material covenants to be performed by the Companies prior to the Closing, or to the Seller's knowledge, any other party to any Lease, have been performed in all material respects; (iii) neither the Companies nor, to the knowledge of the Seller, any other party to any Lease, is in breach or default under any Lease, and no event or circumstance exists or has occurred which, with the delivery of notice, the passage of time or both, would constitute a breach or default by any Company or to the Seller's knowledge, any other party thereto, or to the Seller's knowledge permit the termination, modification or acceleration of rent under any Lease;
(iv) no security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under any Lease which has not been redeposited in full; (v) the Companies do not owe, nor will they at Closing, pursuant to existing agreements, owe, any brokerage commissions or finder's fees with respect to any Lease; and (vi) the Companies have not collaterally assigned or granted any security interest in any Lease or any interest therein.

                  (d) Schedule 3.7(d) sets forth for each of the Companies that has such property, the aggregate net book value of the furniture, fixtures and equipment owned and used by the Companies at such offices. Except as set forth on Schedule 3.7(d), no material personal property owned by the Companies is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement or subject to any Liens.

                  (e) All receivables of the Companies reflected on the Balance Sheet, and all receivables created after the date of the Balance Sheet, arose from valid transactions with unrelated parties in the ordinary course of business and to the knowledge of the Seller, subject to reserves for doubtful accounts reflected on the Balance Sheet, are collectible in their full amount, net of applicable reserves reflected on the Balance Sheet. Except as set forth on Schedule 3.7(e), no account receivable is owned by any Person other than the Companies.

         SECTION 3.8       LITIGATION AND CLAIMS; COMPLIANCE WITH LAWS.

                  (a) Schedule 3.8(a) lists all Litigation pending or, to the knowledge of the Seller, threatened, including the name of the claimant, the status of the Litigation, the date of the alleged act or omission, a summary of the nature of the alleged act or omission, the date the claim was made, the date the matter was referred to the

Companies' errors and omissions insurance carrier (if referred) and a statement as to whether the claim is insured and if so the insurance policy applicable to such claim. Except as indicated on Schedule 3.8(a)(i), (i) all Litigation is reasonably expected to be covered by the insurance policies referenced in
Section 3.9, and (ii) except as specifically indicated on Schedule 3.8(a)(ii), to the Seller's knowledge there is no Litigation which if adversely determined would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, or individually result in an award in excess of $100,000. Except as indicated on Schedule 3.8(a), there is no Litigation pending or, to the Seller's knowledge, threatened in writing by any customers, potential customers, employees, prospective employees or others against the Companies relating to alleged unlawful discrimination or sexual harassment and neither the Companies nor, to the knowledge of the Seller, any other Person is investigating any such allegation that, individually or in the aggregate, would reasonably be expected to be material. There is no unsatisfied judgment or any injunction, decree, order or other determination of an arbitrator or Governmental Authority applicable to the Companies or any of their properties or assets. There is no Litigation pending or, to the knowledge of the Seller, threatened in writing against the Seller or the Companies which seeks to prevent consummation of the transactions contemplated hereby or which seeks damages in connection with the transactions contemplated hereby, and no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby has been issued and remains in effect.

                  (b)(i) The Companies, their respective employees and agents, are in compliance in all material respects with all Organizational Documents and requirements of Law, including (A) holding all Permits necessary for the conduct of the Business, and complying in all material respects with each such Permit and (B) being in compliance with all Laws having the purpose of prohibiting unlawful discrimination against customers or potential customers.

                           (ii)     Since June 30, 1998, the Companies have not
received any written communication from any Governmental Authority asserting that any of the Companies is not in compliance in all material respects with any Organizational Document or requirement of Law applicable to the Companies.

                           (iii)    The Companies have complied in all material
respects with all requirements of Law applicable to the Companies with respect to the treatment of Client Trust Funds or assets subject to escheat, and to the knowledge of the Seller, there is no investigation by any Governmental Authority ongoing or threatened with respect to any such matter and, to the knowledge of the Seller, no basis exists for any such investigation. Funds of the Companies have not been: (A) used for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) used for any direct or indirect unlawful payments to government officials or employees; (C) established or maintained in any unlawful or unrecorded fund of corporate monies or other assets; or (D) paid as any bribe, payoff, kickback or other unlawful payment; and to the knowledge of the Seller, no employee or agent has made any such payment on behalf of the Companies.

                  SECTION 3.9 INSURANCE.

                  (a) Schedule 3.9 sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance owned or held by or on behalf of and/or providing insurance coverage to the Business, the Companies and their properties and assets (or their directors, officers, salespersons, agents or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective date; policy number; per occurrence and annual aggregate deductibles or self-insured retention; per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted that is complete and accurate in all material respects.

                  (b) All such policies are in full force and effect, and following the Closing, will remain in full force and effect enforceable by the Companies with respect to circumstances, acts and omissions existing, arising or occurring prior to the Closing Date.

                  (c) Since June 30, 1998, the Companies have maintained uninterrupted claims-made errors and omissions insurance and employment practices liability insurance. The Companies have not received written notice of default under any such policy, nor received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy.

                  (d) No letters of credit have been posted and no cash has been restricted to support any reserves for insurance on the Balance Sheet.

         SECTION 3.10      ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed on Schedule 3.10, the Companies are in compliance in all material respects with all Environmental Laws (which compliance includes the possession by the Companies of all Environmental Permits and other governmental authorizations required for the operations of the Business as presently conducted under applicable Environmental Laws, and compliance with the terms and conditions thereof). The Companies have not received any written communication from any Person or Governmental Authority alleging that any of the Companies is not in such compliance and, to the Seller's knowledge, there are no circumstances or conditions that would be reasonably expected to prevent or materially interfere with such compliance in the future assuming no change in Law and that the Companies continue to use the Real Property only in the Business and in a manner consistent with past practice. All Environmental Permits used in the conduct of the Business are identified on Schedule 3.10. To the Seller's knowledge, no transfers of Environmental Permits, no additional Environmental Permits, and no notification, filing or approval of any Governmental Authority under any Environmental Law, will be required to permit the conduct of the Business to be in material compliance with all applicable Environmental Laws immediately following the Closing Date, as conducted by the Companies immediately prior to the Closing Date.

                  (b) There are no Environmental Claims pending or, to the knowledge of the Seller, threatened against the Companies or to the Seller's knowledge against any Person who is entitled to indemnity, contribution or reimbursement from any of the Companies therefor.

                  (c) The Companies have not placed, stored, deposited, discharged, buried, dumped or disposed or caused the Release of any Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or from any Real Property or other property currently or formerly owned, operated or leased by the Companies or any predecessor of the Companies other than fuel, oil, cleaning supplies and similar materials used in office buildings in the ordinary course and in compliance with applicable Environmental Laws and which could not reasonably be expected to result in any material liability to any of the Companies.

                  (d) Notwithstanding any other representation and warranty in this Article III, the representations and warranties contained in this
Section 3.10 constitute the sole representations and warranties of the Seller concerning the Companies with respect to any Environmental Laws or Hazardous Materials; provided, that the foregoing shall not be deemed to limit the representations and warranties made pursuant to Section 3.5.

         SECTION 3.11      MATERIAL CONTRACTS.

                  (a) Schedule 3.11 lists (without duplication), with respect to each of the Companies, all contracts and other agreements (or, in the case of oral contracts or agreements, summaries thereof) to which any of the Companies is a party or by, or to which, any of the Companies or any of their assets or properties is bound or subject (such contracts and agreements being "MATERIAL CONTRACTS") of the following types:

                           (i)      any advertising, market research and other
marketing agreements which contain firm commitments by any of the Companies to make annual payments in excess of $25,000 in any calendar year and which is not terminable on notice of ninety (90) days or less without the payment of any termination fee or similar payment;

                           (ii)     any employment, severance, non-competition,
stock option agreement, restricted stock agreement, consulting or other agreements with any current or former stockholder, director, officer, sales associate, consultant or employee of any of the Companies, under which any of the Companies has any material obligation as of the date hereof, including any non-competition agreements executed in favor of any of the Companies; in each case (other than independent contractor agreements with sales associates substantially in the form attached hereto as Schedule 3.11(a)(ii)). (iii) any agreements (A) relating to Indebtedness, interest rate swap or hedging arrangements, sale and leaseback transactions or other similar financing transactions or (B) restricting the ability of any of the Companies to incur Indebtedness or make any loan or advance or own, operate, sell, transfer, pledge or otherwise dispose of any assets owned by any of the Companies;

                           (iii)    any agreements (A) relating to
Indebtedness, interest rate swap or hedging arrangements, sale and leaseback transactions or other similar financing transactions or (B) restricting the ability of any of the Companies to incur Indebtedness or make any loan or advance or own, operate, sell, transfer, pledge or otherwise dispose of any assets owned by any of the Companies;

                           (iv)     any agreements with any Governmental
Authority except those entered into in the ordinary course of business which are not material to any of the Companies;

                           (v)      any agreements relating to the purchasing of
goods by, or the furnishing of services to, any of the Companies (A) requiring payments by the Companies in excess of $25,000 in any calendar year and (B) which are not terminable on notice of ninety (90) days or less without the payment of any termination fee or similar payment;

                           (vi)     any contracts, agreements and other
arrangements for the furnishing of services by any of the Companies in exchange for payments in excess of $25,000 in any calendar year and which are not terminable on notice of ninety (90) days or less without the payment of any termination fee or similar payment;

                           (vii)    any agreements (including settlement
agreements and consent agreements) pursuant to which any of the Companies licenses the right to use any Intellectual Property to any Person or from any Person (other than off-the-shelf applications) or pursuant to which any Person has the right to acquire rights in Intellectual Property from any of the Companies;

                           (viii)   any confidentiality agreements entered into
by any of the Companies during the period commencing two (2) years prior to the date of this

Agreement pursuant to which any of the Companies was restricted from providing information to third parties and any agreements pursuant to which any of the Companies has agreed to provide any information regarding any of its listings to any third party;

                           (ix)     any shareholder, voting trust or similar
agreements relating to the Business or any of the Companies to which any of the Companies or the Seller (or any Affiliate thereof) is a party and any joint venture, partnership or similar organizational documents or agreements to which any of the Companies is a party;

                           (x)      any agreements relating to the origination
or brokering of mortgage loans or relating to the provision of mortgage, escrow or title services by any of the Companies or relating to the purchase by any of the Companies of property pursuant to any guaranteed sales or other similar programs or any other settlement services;

                           (xi)     any Leases and any lease agreement with
respect to personal property which requires any of the Companies to make annual payments in excess of $25,000 and which is not terminable upon notice of ninety
(90) days or less without the payment of any termination fee or similar payment;

                           (xii)    any agreements that limit or purport to
limit the ability of any of the Companies or any transferee of the Shares to compete in any business or to acquire, own, operate, sell, transfer, pledge or otherwise dispose of any assets or hire or solicit for employment any person;

                           (xiii)   all agreements between any of the Companies,
on the one hand, and any current or former shareholder, director, officer or other Affiliate of any of the Companies, on the other hand; and

                           (xiv)    all other agreements, contracts or
commitments which cannot be terminated upon notice of ninety (90) days or less and will require payments by any of the Companies of an amount in excess of $25,000 in any calendar year.

                  (b) Each Material Contract is a legal, valid and binding obligation of, and enforceable against, one or more of the Companies, and, to the knowledge of the Seller, the other parties thereto, and is in full force and effect subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity. The sales of the Shares and the Mortgage Shares pursuant to this Agreement will not, by themselves together with the transactions contemplated hereby and by the Related Agreements, give any Person the right to terminate or adversely modify any Material Contract. The Companies are not (and with the giving of notice or lapse of time would not be) in material breach of, or default under, any Material Contract and, to the knowledge of the Seller, no other party thereto is in breach of, or default under, any Material Contract. None of the Companies has received written notice that any party to a Material Contract intends to terminate such Material Contract prior to the termination date specified therein, or that any other party is in material breach of, or default under, any Material Contract. True and complete copies of all Material Contracts have been previously delivered or made available to the Purchaser.

         SECTION 3.12      INTELLECTUAL PROPERTY.

                  (a) Each of the Companies is the sole and exclusive owner of, or has the valid right to use, the Intellectual Property free and clear of all Liens (except Permitted Liens). Schedule 3.12(a) sets forth a complete and accurate list of all U.S. and foreign (i) patents and patent applications, (ii) registered and common law trademarks, service marks, logos, slogans, trade names, and any registrations or pending applications for any of the foregoing,
(iii) copyright registrations and applications, and material unregistered copyrights, and (iv) Internet domain names, all of the foregoing owned, licensed or used by any of the Companies, and identifies the owner thereof and which of the Companies is a licensee thereof. Except as specifically identified in
Schedule 3.12(a), one of the Companies currently is listed in the records of the appropriate U.S., state or foreign agency as the sole owner of record for each application and registration listed on Schedule 3.12(a). Other than the trademarks, service marks, trade names and domain names set forth on Schedule 3.12(a), none of the Companies has used any trademark, service mark, trade name or domain name since June 30, 1998. No present or former shareholder, employee, officer or director of any of the Companies has any right, title or interest, directly or indirectly, in whole or in part, in any of the Intellectual Property owned by any of the Companies.

                  (b) The registrations listed on Schedule 3.12(a) are valid and subsisting, in full force and effect in all material respects, and have not been cancelled, expired or abandoned. There is no pending or, to the Seller's knowledge, threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against any of the Intellectual Property.

                  (c) Schedule 3.12(c) lists all material Computer Programs (other than off-the-shelf applications) which are owned, licensed, leased or otherwise used by one or more of the Companies in connection with the operation of the Business as currently conducted, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Each Computer Program listed on
Schedule 3.12(c) is
either (i) owned by one or more of the Companies, (ii) currently in the public domain or otherwise available to the Companies without the license, lease or consent of any third party, or (iii) used under rights granted to the Companies pursuant to an agreement, license or lease from a third party, which agreement, license or lease is identified on Schedule 3.12(c).

                  (d) Schedule 3.12(d)(i) sets forth a complete and accurate list of all agreements to which the Seller or any Affiliate thereof (including any of the Companies) is a party granting to any Person other than any of the Companies any right to use or practice any rights under any of the Intellectual Property owned by the Companies or used by one or more of the Companies and owned by an Affiliate of the Companies. Schedule 3.12(d)(ii) sets forth a complete and accurate list of all agreements permitting the Companies to use any Intellectual Property (such agreements, together with the agreements referenced in Schedule 3.12(d)(ii) are collectively referred to herein as the "LICENSES"). The Licenses are valid and binding obligations of the Companies, enforceable against the Companies, and to the Seller's knowledge, against the Companies' counterparties, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity, and the Companies are not in breach or default of any agreement thereunder.

                  (e) The conduct of the Business does not infringe upon any intellectual property right of any third party; to the knowledge of the Seller no third party is infringing upon or otherwise violating rights to any Intellectual Property owned or material Intellectual Property used by any of the Companies; and no such claims have been made against a third party by any of the Companies. There are no claims or suits pending or to the knowledge of Seller threatened, and neither the Seller nor any of the Companies has received any written notice of a third-party claim or suit (a) alleging that the Companies' activities or the conduct of the Business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property. Except as set forth on Schedule 3.12(e), there are no settlements, consents, judgments, orders, consent agreements or other agreements (other than the Licenses) which restrict the Companies' rights to use any Intellectual Property.

                  (f) The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Companies' or the Purchaser's rights to own or use any of the Intellectual Property nor will it require the consent of any Governmental Authority or third party in respect of any such Intellectual Property, except as set forth on Schedule 3.12(f).

                  (g) The inclusion of the phrase "[s]ubject to the uses permitted under the Retained Use Agreements" in Section 2 of the Transitional Trademark License Agreement does not restrict the rights of the Purchaser or its Affiliates to use the ARVIDA Mark or the St. Joe Mark in any way but only modifies the exclusivity of such grant with respect to Persons other than the Seller or its Affiliates.

                  (h) The Seller represents and warrants that (A) Schedule 3.12(h) hereto identifies all current third-party licensees of the rights of the Seller or its Affiliates (including St. Joe/Arvida Company, L.P.) to the ARVIDA Mark, (B) the Service Mark License Agreement dated July 31, 1998, as amended between St. Joe/Arvida Company, L.P. and the Company (the "PRIOR TRADEMARK LICENSE"), has been terminated concurrently with the effectiveness of the Transitional Trademark License Agreement and (C) Arvida/JMB Partners, L.P. is not permitted to engage in any activity pursuant to the exception contained in
Section 1(b)(D) of the NonCompetition Agreement that is not permitted pursuant to Sections 1(b)(A)-(C) of the NonCompetition Agreement. Other than the Limited Partnership Agreement of St. Joe/Arvida Company, L.P., the Consent Agreement, the Retained Use Agreements and the Prior Trademark License which is being terminated concurrently herewith, there are no agreements or arrangements between the Seller or its Affiliates on the one hand, and on the other hand, JMB Southeast Development L.P. or its Affiliates with respect to (A) this Agreement, the Related Agreements or the transactions contemplated hereby or thereby, (B) the ARVIDA Mark or (C) except as set forth on Schedule 3.12(h), the Business.

         SECTION 3.13 TAXES. Except as set forth on Schedule 3.13 (a) through (k):

                  (a) Each of the Companies has (i) duly and timely filed (or there has been duly and timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (ii) timely paid (or there has been timely paid on its behalf) all Taxes due or claimed to be due from or in respect of it by any Governmental Authority.

                  (b) Each of the Companies has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time and manner prescribed by Law, withheld and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under all applicable Laws.

                  (c) There are no Liens for Taxes upon the assets or properties of any of the Companies except for statutory liens for Taxes not yet due. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of any of the Companies. None of the Companies has requested an extension of time within which to file any Tax Return in respect of any taxable period which Tax Return has not since been filed.

                  (d) No jurisdiction in which any of the Companies does not file a Tax Return has made a claim that any of the Companies is required to file a Tax Return for such jurisdiction. No federal, state, local or foreign audits or other administrative proceedings have formally commenced or are presently pending with regard to any Taxes or Tax Returns of or including any of the Companies, and no notification has been received that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to any of the Companies or any Tax Return filed by or with respect to any of the Companies. No deficiency for any Tax has been assessed with respect to any of the Companies which has not been paid in full. No power of attorney which is currently in force has been granted by or with respect to any of the Companies with respect to any matter relating to Taxes. None of the Companies has changed any method of accounting, received a ruling from any taxing authority or signed an agreement with any taxing authority which could affect the Purchaser, any of the Companies (or their respective Affiliates) after the Closing. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to any of the Companies.

                  (e) None of the Companies is a party to, bound by, or has any obligation under any agreement, contract or arrangement similar in terms to the provisions of Section 6.3 hereof, or, insofar as it relates to Section 3.13,
Article 7 hereof ("TAX INDEMNIFICATION AGREEMENT") or has any potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement. None of the Companies has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any of the Companies. No claim has been asserted by any Governmental Authority that any of the Companies is liable for Taxes under or as a result of Section 482 of the Code or any similar provision of Law.

                  (f) None of the Companies is a party to any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. No Person is entitled to receive any "gross-up" payment from any of the Companies in the event that the excise Tax of section 4999(a) is imposed on such Person.

                  (g) Any Taxes of any of the Companies that accrued through, but were not due and payable as of, the Balance Sheet date, were properly accrued on the Balance Sheet. Since the date of the Balance Sheet, none of the Companies has incurred any liability for Taxes other than in the ordinary course of business.

                  (h) Each partnership and limited liability company in which any of the Companies has owned an interest has not elected to be treated as a corporation for United States federal income tax purposes for each taxable period of such partnership or limited liability company's existence through the date on which the Company no longer owned an interest in such partnership or limited liability company.

                  (i) None of the Companies has been a member of a federal, state or local consolidated, combined, unitary or similar group other than the group in which the Seller is the common parent.

                  (j) The Seller is eligible to join with the Purchaser (or its Affiliates) in making a valid Election with respect to each of the Companies.

                  (k) The federal income Tax Returns of each of the Companies for all tax years through December 31, 1999, (i) have been examined and the tax years closed by the Internal Revenue Service, and no adjustments to such Tax Returns were made, or (ii) the statute of limitations with respect to all such Tax Returns has expired.

         SECTION 3.14      EMPLOYEE BENEFITS; ERISA.

                  (a) Schedule 3.14(a) contains a true and complete list of all "Plans" that are or have been sponsored, maintained or contributed to or required to be contributed to by any of the Companies or to which any of the Companies has any liability or potential liability. For purposes of this Agreement, "Plans" means (i) each employment, termination, severance, bonus, deferred compensation, incentive compensation, stock purchase, stock option (except for the St. Joe Company 1998 Stock Incentive Plan), stock appreciation right or other stock-based incentive plan, program, agreement, or arrangement applicable to employees, consultants, independent contractors or sales associates of each of the Companies; (ii) each severance, change-in-control, or termination pay, surgical, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA) applicable to employees, consultants, independent contractors or sales associates of each of the Companies; (iii) each profit-sharing, stock bonus or pension plan (except for the St. Joe Company Pension Plan), program, agreement or arrangement (within the meaning of Section 3(2) of ERISA) applicable to employees, consultants, independent contractors or sales associates of each of the Companies; and (iv) each other employee benefit plan, fund, program, agreement or arrangement, that are or have been sponsored, maintained or contributed to or required to be contributed to by any of the Companies or to which any of the Companies has any liability or potential liability for the benefit of any current or former employee or director of the Companies (collectively, the "PLANS"). Schedule 3.14(a) identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA PLANS"). The Seller also sponsors the St. Joe Company 1998 Stock Incentive Plan and a defined benefit plan known as The St. Joe Company Pension Plan ("SELLER PLANS") which covers employees of the Companies. None of the Companies nor any trade or business, whether or not incorporated (including Seller and its Affiliates)(an "ERISA AFFILIATE"), that together with any of the Companies would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan or the Seller Plans in any material respect (except as required by law) that would affect any current or former employee of any of the Companies. No Plan is or has been subject to Title IV of ERISA or
Section 412 of the Code and none of the Companies has sponsored, maintained, contributed to or been required to contribute to any such plan within the past six (6) years of the date hereof. No Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

                  (b) With respect to each of the Plans, each of the Companies has previously made available to the Purchaser true and complete copies of each of the following documents, as applicable: (i) a copy of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing; (ii) a copy of the three (3) most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent summary plan description and all other subsequent summaries of material modifications; (iv) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any; and (v) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

                  (c) No liability under Title IV or Section 302 of ERISA has been incurred by any of the Companies or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to any of the Companies of incurring any such liability. The Companies do not have any liability (i) under Title

IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

                  (d) All contributions required to be made with respect to any Plan on or prior to the date of the Agreement have been timely made or are reflected on the Balance Sheet.

                  (e) None of the Companies, nor any of the ERISA Plans, nor any trust created thereunder, nor to the knowledge of Seller, any trustee or plan administrator thereof, has engaged in a transaction with respect to any of the ERISA Plans, that assuming the taxable period of such transaction expired as of the date hereof, could subject the Companies or the Plans to any material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b) of the Code. All contributions and premiums which any of the Companies is required to pay under the terms of each of the ERISA Plans and the Code, have, to the extent required, been paid or properly recorded on the financial statements or records of any of the Companies in all material respects.

                  (f) Each of the Plans has been operated and administered in all material respects in accordance with its terms and any Organizational Documents and Law, including ERISA and the Code; (ii) each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and no circumstance exists that is or could result in a revocation of any such favorable determination letter or loss of the qualification of such ERISA Plan under Section 401(a) of the Code; (iii) no fund established under an ERISA Plan is intended to satisfy the requirements of Section 501(c)(9) of the Code; and (iv) there are no pending, or to the knowledge of the Seller, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits or relating to qualified domestic relations orders). No amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which any of the Companies may have any liability would fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                  (g) No Plan provides benefits, including death, hospitalization, surgical, medical or similar benefits (whether or not insured), with respect to current or former employees of any of the Companies or any ERISA Affiliate after retirement or other termination of service (other than coverage mandated by applicable Laws or death benefits under any "employee pension plan"). None of the Companies has any liability, contingent or otherwise, under any excess benefit plan or supplemental executive retirement plan. No condition exists that would prevent any of the Companies from amending or terminating any Plan providing health or medical benefits in respect of any active or former employee of any of the Companies.

                  (h) Except as otherwise set forth on Schedule 3.14(h), the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of any of the Companies to severance pay, unemployment compensation or any other similar payment or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

                  (i) Schedule 3.14(i) is a true, correct and complete schedule of the aggregate amounts of all accrued liabilities of the Companies that are owed on or following the date of this Agreement to any sales associates, managers or employees of the Business or to any other Person pursuant to any existing bonus plan, deferred compensation plan or vacation plan.

                  (j) On or after the Closing, upon no more than sixty(60) days notice, each and all of the Plans may be terminated in accordance with its terms without material cost to the Purchaser.

         SECTION 3.15      LABOR MATTERS.  Except as set forth on Schedule 3.15:

                  (a) (i) No labor strike, dispute, slowdown, stoppage or lockout is pending, or to the knowledge of the Seller, threatened against or affecting the Companies and during the past five (5) years there has not been any such action, (ii) none of the Companies is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Companies, (iii) to the knowledge of the Seller, no employees of any of the Companies are represented by any labor organization, nor does any question concerning representation exist concerning such employees and the Seller has no knowledge of any union organizing activities among such employees within the past five (5) years, (iv) no material written personnel policies, rules or procedures are applicable to employees and sales associates of any of the Companies, (v) each of the Companies is in compliance, in all material respects, with all requirements of Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and the Companies are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Laws, (vi) no unfair labor practice charge or complaint against any of the Companies is pending or, to the knowledge of the Seller, threatened before the National Labor Relations Board or any similar agency,

(vii) no charges or complaints with respect to or relating to the Companies are pending before, and none of the Companies have received any notice of intent to conduct an investigation from, the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (viii) none of the Companies have received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Companies and no such investigation is in progress and the Seller has no knowledge of any other Person investigating any such allegation, (ix) no complaints, lawsuits or other proceedings are pending or, to the knowledge of the Seller, threatened in any forum by or on behalf of any present or former employee or sales associate of any of the Companies, any applicant for employment or classes of the foregoing, alleging breach by any of the Companies of any express or implied contract of employment, any Laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, and (x) no employment contracts or severance agreements exist with any employee of the Companies.

                  (b) The Companies have at all times properly classified each of their respective employees as employees and each of their independent contractors as independent contractors, as applicable. There is no action, suit or investigation pending, or to the knowledge of the Seller, threatened, against the Companies by any Person challenging or questioning the classification by the Companies of any Person as an independent contractor, including any claim for unpaid benefits, for or on behalf of, any such Persons.

                  (c) Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN ACT"), (i) none of the Companies have effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Companies, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of the Companies; nor have any of the Companies been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law, and (iii) none of the Companies' employees have suffered an "employment loss" (as defined in the WARN
Act) during the six-month period prior to the date of this Agreement.

         SECTION 3.16      TERMINATED ARRANGEMENTS. Except as set forth on
Schedule 3.16, none of the Companies has or is bound by any of the following arrangements or agreements or any commitment or understanding to enter into any of the following arrangements or agreements and, to the extent that prior to the date of this Agreement, the Companies had or was bound by any of the following arrangements or agreements, such arrangements or agreements have been validly terminated without any requirement to pay any termination fee or similar payment or any action or forbearance from action, or other obligation or liability on the part of the Companies or their Affiliates (all of the following arrangements and agreements, the "TERMINATED ARRANGEMENTS"):

                  (i) arrangements or agreements relating to franchise or licensing matters, including any of the Companies being a franchisee, sub-franchisee or franchisor, sub-franchisor of any Person or under any obligation to any Person with respect to a franchisee or franchisor (or sub-franchisor or sub-franchisee) relationship, or any of the Companies having granted any Person the right to operate a franchised or licensed business using any trademark or tradename owned or used by any of the Companies or the right to sell or grant others a franchise or license to use any trademarks or tradenames owned by any of the Companies; and

                  (ii) arrangements or agreements providing any Person (other than one of the Companies) with rights of refusal, buy/sell rights or similar rights with respect to any asset or property of any of the Companies or any aspect of the Business.

         SECTION 3.17 RECORDS. The corporate record books of the Companies contain accurate records of all material meetings and accurately reflect all other material actions taken by the boards of directors and committees of the boards of directors of the Companies. Complete and accurate copies of all such record books have been made available by the Seller and the Companies to the Purchaser.

         SECTION 3.18      AFFILIATE TRANSACTIONS.

                  (a) Schedule 3.18(a) lists all existing agreements and arrangements and contains a summary of all transactions since January 1, 2001, and all currently proposed agreements, arrangements and transactions between any of the Companies, on the one hand, and any current or former shareholder, director, officer or other Affiliate of any of the Companies or, on the other hand, the Seller or any such Person's Affiliates, or any entity in which any such Person has a direct or indirect material interest. All outstanding debts and other obligations of any of the Companies to the Seller, any director, officer or other Affiliate of any of the Companies or the Seller were incurred in return for fair and adequate consideration paid or delivered by them in cash or other property, and all transactions with Affiliates have been appropriately reflected in the Financial Statements in all material respects.

                  (b) The Seller and the Companies have caused the Companies' Affiliates to cancel any Indebtedness or other amounts owing to such Persons from the Companies, without payment therefor. Except for those agreements set forth on Schedule 3.18(b), the Seller and the Companies have caused (A) all agreements between any of the Companies' Affiliates, on the one hand, and any of the Companies, on the other hand and (B) all guarantees, Liens or similar liabilities or obligations in respect of Indebtedness of the Seller or its Affiliates, to be terminated in all respects such that there is no liability thereunder on the part of the Companies.

         SECTION 3.19      PENDINGS, LISTINGS.

                  (a) Schedule 3.19(a) sets forth, as of the close of business on April 11, 2002 an itemization of (i) all of the Companies' rights under open real estate listing contracts between any of the Companies and owners of real property, and (ii) all of the Companies' rights under real estate listing contracts (x) relating to real estate closings and sales contracts pending as of the date of this Agreement ("PENDINGS") and (y) with respect to Pendings when the Companies are on the "buy side" of the transaction and, to the knowledge of the Seller, as of the date of this Agreement, the information set forth in Schedule 3.19(a) continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices.

                  (b) Schedule 3.19(b) sets forth as of the close of business on April 11, 2002 an itemization of all of the Companies' loan commitments or other commitments to fund and any agreement to sell or purchase such loans to a third party, as well as under mortgage brokerage arrangements, between any of the Companies and any prospective purchasers of real property, third party investors or banks, as applicable and, to the knowledge of the Seller, as of the date of this Agreement, the information set forth in Schedule 3.19(b) continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices.

                  (c) Schedule 3.19(c) sets forth as of the close of business on April 11, 2002 an itemization of all of the Companies' open title or escrow accounts and, to the knowledge of the Seller, as of the date of this Agreement, the information set forth in Schedule 3.19(c) continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices.

         SECTION 3.20 SALES ASSOCIATES. Schedule 3.20 sets forth the current commission schedule for the Companies, and a list that is true, accurate and complete in all material respects of the sales associates affiliated with the Companies as of April 11, 2002 (the "SALES ASSOCIATES"), with each such Sales Associate's commission split in effect immediately prior to the date of this Agreement and such Sales Associate's total sales commissions earned for the last full calendar year and for sales commissions earned for the current year through April 11, 2002 and, to the knowledge of the Seller, as of the date of this Agreement, such list continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices. The Companies have not changed their commission schedule, or increased any Sales Associates' commission split (except based upon increased sales commissions earned of such Sales Associate consistent with corporate policy and past practices), since January 1, 2002. The Sales Associates have each executed the Arvida Realty Services Independent Contractor Agreement in the form annexed to Schedule 3.20.

         SECTION 3.21 CLIENT TRUST FUNDS. Schedule 3.21(a) sets forth, as of April 11, 2002, a list that is complete and accurate in all material respects of any and all Client Trust Funds held by any of the Companies, indicating (by relevant company) the buyer's name, the seller's name, the deal number and the amount thereof and, to the knowledge of the Seller, as of the date of this Agreement, such list continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices. The Companies have held, disbursed and paid to depositors monies from their respective Client Trust Funds in compliance with all applicable Laws. There has been no improper co-mingling of its Client Trust Funds and no shortages exist, nor have any shortages ever existed, in such funds.

         SECTION 3.22 BROKERS, FINDERS, ETC. None of the Companies nor the Seller or its Affiliates have employed, or are subject to the valid claim of, nor has any of the Companies or the Seller or its Affiliates incurred any liability that would be payable by any of the Companies, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

         SECTION 3.23      RATES AND FEES CHARGED BY TITLE SERVICES. Schedule
3.23 contains copies that are true and complete in all material respects of all rate and fee schedules used by Title Services for title insurance during 2001 and for 2002 to date.

         SECTION 3.24 LEASED EMPLOYEES. None of the Companies has any leased employees.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Seller as follows:

         SECTION 4.1 AUTHORITY; VALIDITY. The Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereunder and thereunder (and the Mortgage Purchaser has full corporate power and authority to consummate the purchase and sale referred to in Section 2.1). The execution, delivery and performance of this Agreement and the Related Agreements by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereunder and thereunder have been duly and validly authorized by the board of directors of the Purchaser (and the consummation of the purchase and sale referred to in Section 2.1 has been duly and validly authorized by the board of directors of the Mortgage Purchaser), and no other corporate proceedings on the part of the Purchaser or the Mortgage Purchaser are necessary to authorize this Agreement or the Related Agreements or the consummation of the transactions contemplated hereunder and thereunder (or the consummation by the Mortgage Purchaser of the purchase and sale referred to in Section 2.1). This Agreement and the Related Agreements have been duly executed and delivered by the Purchaser, and, assuming due execution and delivery by the Seller, constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

         SECTION 4.2       NO CONFLICT; GOVERNMENTAL CONSENTS.

                  (a) Neither the execution, delivery or performance by the Purchaser of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby or thereby (including the purchase and sale referred to in Section 2.1) and compliance by the Purchaser (or the Mortgage Purchaser, in the case of the purchase and sale referred to in Section 2.1) with any of the provisions hereof and thereof will (i) violate any provision of any Organizational Document of the Mortgage Purchaser and the Purchaser, (ii) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration, result in the loss of a material benefit under or result in the creation of any Lien upon, any of the properties or assets of the Mortgage Purchaser and the Purchaser under any of the terms, conditions or provisions of any material contractual obligation of the Mortgage Purchaser and the Purchaser (other than such consents as have already been obtained) or (iii) violate, or result in the violation of, any Law applicable to the Purchaser.

                  (b) No consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by the Purchaser or the Mortgage Purchaser in connection with the execution, delivery and performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby that has not been obtained or made, as applicable.

         SECTION 4.3 BROKERS, FINDERS, ETC. Neither the Purchaser nor its Affiliates have employed, are subject to the valid claim of, nor have incurred any liability that would be payable by the Mortgage Purchaser and the Purchaser, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.1 PUBLIC DISCLOSURE; CONFIDENTIALITY. The parties have agreed on the forms of their respective press releases covering the transactions contemplated hereby. Except as may be required to comply with any applicable Law or stock exchange rule, neither the Purchaser nor the Seller shall issue any press release or make any other public announcement concerning the terms of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the parties may disclose the terms of this Agreement to their respective officers, employees, accountants, attorneys, financial advisors and lenders as may be necessary or reasonably desirable in connection with such party's business and the performance of such Person's duties in connection therewith.

         SECTION 5.2 FURTHER ASSURANCES. From and after the Closing Date, each of the Purchaser and the Seller covenants to cooperate in good faith with the other to carry out any provisions of this Agreement which have not been fully satisfied in accordance with their terms and to use reasonable efforts to consummate and make effective the transactions contemplated by this Agreement (including the release or discharge of the Companies of any obligations and liabilities of any kind which in any way arise out of or in any way relate to the loans, financial accommodations or otherwise made pursuant to the Note Purchase Agreements, the February 2002 Credit Agreement, the Participation Agreement, the Credit Agreement and the Eighty Million Dollar Note and any other documents, instruments and agreements entered in connection therewith and the transactions contemplated thereby), including the release of any guaranties provided by any of the Companies to secure obligations of the Seller under the financing agreements listed in Schedule 2.4(xii), as promptly as practicable; it being understood that this sentence shall not be interpreted as imposing on either party any expense or other obligation of a material nature not expressly required by the other terms of this Agreement.

         SECTION 5.3       DISSOLUTION. The Seller shall:

                           (i) distribute any and all funds held by Arvida
Realty Services Foundation, Inc., a Florida corporation (the "FOUNDATION"), in accordance with the past practice of Foundation;

                           (ii) shall cause the Foundation to be dissolved
within three (3) months of the Closing Date without liability or obligation to any of the Companies; and

                           (iii) shall not transfer, or permit the transfer of,
the control of, or any interest in, the Foundation to any other Person.

         SECTION 5.4       EMPLOYEE PLANS.

                  (a) The Seller has taken all necessary and appropriate actions so that from and after the Closing Date, all Plans shall be assumed by the Purchaser in accordance with the transactions authorized by this Agreement. The Purchaser shall not assume the Seller Plans, or any liabilities thereunder.

                  (b) Notwithstanding the foregoing, the Seller shall assume and retain the Indemnified Benefits Liabilities. "INDEMNIFIED BENEFITS LIABILITIES" shall mean any and all liabilities relating to, arising out of, or resulting from (i) noncompliance with or violation of COBRA to the extent incurred prior to the Closing, (ii) to the extent not covered under the applicable Plans at the Closing, the continuation coverage requirements of
Section 4980B of the Code with respect to employees of the Companies who have incurred a "qualifying event" (as defined in Section 4980B(f)(3) of the Code) and their qualified beneficiaries, (iii) noncompliance with or violation of any of the provisions of ERISA to the extent incurred or related to periods prior to the Closing, and (iv) claims by employees, independent contractors or directors of the Companies arising from or relating to their employment with or services to the Companies prior to the Closing (including termination of such employment or service).

                  (c) The Seller has taken all necessary and appropriate actions to amend the Company 401(k) Plan substantially in accordance with the amendment attached hereto as Schedule 5.4(c).

                  (d) The Seller has taken any and all actions necessary to cause each employee and independent contractor of the Companies immediately prior to the Closing who has a benefit or account in any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is sponsored by the Seller or any of its ERISA Affiliates to become fully vested in such benefit or account effective immediately prior to the Closing. The Seller shall take any and all action necessary to cause each employee and independent contractor of the Companies who has outstanding options to purchase stock of the Seller to become fully vested in such options effective immediately prior to the Closing.

                  (e) On and after the Closing Date, the Purchaser shall provide, or cause to be provided, to each employee of any of the Companies (the "EMPLOYEES") under each Plan maintained or contributed to by any of the Companies, and each other employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained or contributed to by the Purchaser, its parent or its respective Subsidiaries or Affiliates (collectively, the "PURCHASER PLANS"), credit, for purposes of eligibility to participate and vesting, for full and partial years of service with any of the Companies, the Seller or their respective Subsidiaries or Affiliates performed at any time prior to the Closing Date to the extent credited by any of the Companies, the Seller, or their respective Subsidiaries or Affiliates under the applicable Plan or Seller Plan, except where such crediting results in the duplication of benefits.

                  (f) The Purchaser shall honor, without modification, all Plans sponsored or maintained by the Companies which are disclosed in Schedule 3.14; provided, however, that this undertaking is not intended to prevent any of the Companies or the Purchaser from enforcing such Plans in accordance with their terms, including any reserved right to amend, modify, suspend, revoke or terminate any such Plan.

                  (g) The Purchaser shall, or shall cause any of the Companies or any of their Affiliates to, (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to all Employees under any welfare benefit plan established to replace any welfare benefit plan (as defined in Section 3(1) of ERISA) covering Employees at the Closing Date, other than limitations or waiting periods that are already in effect with respect to any such Employee and that have not been satisfied as of the Closing

Date under the welfare benefit plan maintained for such Employees immediately prior to the Closing Date, and (ii) provide each such Employee with credit for co-payments and deductibles paid prior to the Closing Date in satisfying any co-payment, deductible, or out-of-pocket requirements under any welfare benefit plans that such Employees are eligible to participate in after the Closing Date.

                  (h) The Sellers, the Purchaser and the Companies shall cooperate in (i) making all appropriate filings required under the Code or ERISA and any applicable securities Laws with respect to the Plans, (ii) implementing all appropriate communications with participants under the Plans,
(iii) maintaining and transferring appropriate records, and (iv) taking all such other actions as may be necessary and appropriate to implement the provisions of Section 3.14. The Seller, the Purchaser and the Companies shall cooperate fully with one another in providing records regarding the employment of, and benefits provided to, all individuals who are or were Employees.

         SECTION 5.5 CHANGE OF CONTROL PAYMENTS.(a) The Seller shall be responsible for and pay any and all change of control payments due to Jill Fisher Powers under her Severance Agreement, dated October 4, 2001 and Lewis Sticco under his Severance Agreement, dated February 14, 2002.

                  (b) The Seller shall be responsible for any and all severance and change of control payments under existing arrangements with the Company due to Richard Cope and Elliot Rose, if any, as a result of the change of control of the Company resulting from the transactions contemplated hereby, to the extent any such payments are not covered by the definition of "Indebtedness" herein.

         SECTION 5.6 INTERNET LINK. The Seller shall until December 31, 2003 maintain, in a substantially similar manner as currently maintained, the link at www.joe.com and the link at www.arvida.com, and any other of the Seller's or its Affiliates websites where such links are currently maintained, directly to the Arvida Realty Services website which is currently located at www.arvidarealty.com (but also accessible through arvidarealtyservices.com and arvidaservices.com). The Seller agrees that the Purchaser or its Affiliates may cause such Arvida Realty Services website to automatically link to another website of the Purchaser or its Affiliates.

         SECTION 5.7 CERTAIN OBLIGATIONS OF SELLER. The Purchaser agrees that no later than ninety (90) days following the date hereof it shall cause the Warehouse Credit Agreement to be terminated, or if the Warehouse Credit Agreement is not terminated, shall cause the guarantee by Seller of the obligations of Arvida Mortgage to be released. The Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties (as defined in Section 7.3(a)) from and against any and all

Damages (as defined in Section 7.2(a)) suffered by any of the Seller Indemnified Parties resulting from, arising out of, relating to or incurred with respect to (i) the Lease Guaranties or (ii) the Seller's guarantee of the obligations of Arvida Mortgage under the Warehouse Credit Agreement.

         SECTION 5.8       PROSECUTION OF CERTAIN CLAIMS.

                  (a) Each of the Seller and the Purchaser agrees to promptly notify the other in writing if it becomes aware that any Person other than (x) the Seller and its Affiliates, (y) the Purchaser and its Affiliates or (z) other Persons to the extent permitted pursuant to Section 2(a)(A) of the Use of Name Agreement is using the ARVIDA Mark in the Business. The Seller agrees, and to the extent within its reasonable control agrees to cause any of its Affiliates relevant thereto, in each case at the Seller's sole cost and expense, to use its best efforts to restrain and prevent any Person (other than the Seller and its Affiliates or the Purchaser and its Affiliates or other Persons to the extent permitted by Section 2(a)(A) of the Use of Name Agreement) from using or purporting to have the right to license or sublicense the use of the ARVIDA Mark in the Business and to seek to obtain all monetary damages available in respect of such use, licensing or sublicensing, including by promptly commencing and diligently prosecuting at the Seller's sole cost and expense a claim for injunctive relief and, if available, monetary damages against such Person. In connection with any such prosecution, the Seller and its Affiliates shall keep the Purchaser apprised of all material developments as they occur and will provide the Purchaser with the opportunity to consult regularly with the Seller on the appropriate actions and strategies by which to carry out such prosecution.

                  (b) In the event the Seller does not, within five (5) Business Days after giving or receiving the notice described above, commence judicial action in respect of any such use of the ARVIDA Mark in the Business in one or more appropriate courts of competent jurisdiction seeking any and all available equitable and other relief (such relief to include, as appropriate, one or more of a temporary restraining order, a preliminary injunction or a permanent injunction), Purchaser shall have the right, on behalf and at the cost of the Seller (to the extent permitted under applicable law and regulation), but only after providing the Seller at least two (2) Business Days' prior written notice (which notice shall include a summary of the actions proposed to be brought and the forum or forums in which such actions will be brought), to commence such a judicial action in the name and on behalf of the Seller; provided, however, that the Purchaser shall not have the right to commence any judicial action on behalf of the Seller if and to the extent the Seller, acting in good faith, and based on the advice of outside counsel, has determined and advised the Purchaser that commencement or prosecution of such action by or on behalf of the Seller or any of its Affiliates would violate or constitute a breach of a fiduciary duty that the Seller or any of its Affiliates owes to any of their respective Affiliates or to any Partner, member, other equity holder or Affiliate of any such Affiliate.

                  (c) In the event that the Purchaser commences any such action as permitted in the preceding paragraph, the Seller shall have the right at any time thereafter, by written notice to the Purchaser (which notice shall include an affirmative undertaking to continue the prosecution of such action in accordance with the requirements of Section 5.8(a), and which right shall be subject to the Seller prosecuting such action in accordance with such requirements), to assume and direct in all respects the prosecution of such action in accordance with the requirements above, and the Purchaser agrees to take such actions as the Seller may reasonably request to turn control of the action over to the Seller.

                  (d) The obligations of the parties under this Section 5.8 shall terminate on December 21, 2008.

                                   ARTICLE VI

                              CERTAIN TAX MATTERS

         SECTION 6.1       PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF
TAXES.

                  (a) The Seller shall prepare and file or cause to be prepared and filed at its own cost and expense (in a manner consistent with past practice, except as required by applicable Law), on a timely basis (including extensions) all Tax Returns of the Companies for all Pre-Closing Periods (as defined in Section 6.3(a) below); provided, that the Purchaser (or its Affiliate) shall be permitted to review any such Tax Returns before they are filed; and provided, further, in the case of any Tax Return of the Seller or any of the Seller's Affiliates other than the Companies, the Purchaser's right to review shall be limited to information relating solely to the Companies. The Seller shall pay all Taxes shown to be due and payable on such Tax Returns.

                  (b) The Purchaser (or its Affiliate) shall prepare and file or cause to be prepared and filed on a timely basis (including extensions) all Tax Returns of the Companies other than those provided for in Section 6.1(a) of this Agreement. Subject to Section 6.3, the Purchaser shall pay or cause the Companies to pay all Taxes shown to be due and payable thereon.

         SECTION 6.2 SECTION 338(H)(10) ELECTION.

                  (a) The Purchaser (and its Affiliates) and the Seller (and its Affiliates) shall jointly make a timely and effective election provided for by Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations and any comparable election under state, local or foreign Tax Law with respect to the purchase of the capital stock of each of the Companies (each, an "ELECTION" and collectively, the "ELECTIONS"). The Purchaser, the Seller and their respective Affiliates shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve timely Elections in accordance with the provisions of Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations (and any comparable provisions of state, local or foreign Tax Law) or any successor provisions. Specifically, the Seller and the Purchaser shall, within sixty (60) days of the later of the date on which the Closing Date Working Capital has been finalized pursuant to Section 2.5 or the date that the allocation of the "aggregate deemed sales price" is finalized under Section 6.2(b), exchange completed and executed copies of the Internal Revenue Service Form 8023, required schedules thereto, and any similar state, local or foreign forms. If changes are required in any of these forms as a result of information which is first available after the date on which any such form is completed and executed pursuant to the preceding sentence, the parties will promptly agree on such changes. The Seller, the Purchaser and their respective Affiliates shall
(i) report the purchase by the Mortgage Purchaser of the Mortgage Shares and the acquisition of the capital stock of Arvida Mortgage consistent with such Election and (ii) report the purchase by the Purchaser of the Shares and the acquisition of the capital stock of each of the Companies (other than Arvida Mortgage) consistent with each such Election and in each case, shall take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise.

                  (b) In connection with the Elections, as soon as practicable after the Closing, the Seller and the Purchaser (or its Affiliate) shall agree as to the manner in which the "aggregate deemed sales price," as defined in Treasury Regulation Section 1.338-4, with respect to each of the Companies shall be allocated among the assets of each of the Companies, which allocations shall (i) be made in accordance with Section 338(b) of the Code and any applicable Treasury Regulations, (ii) reflect, and be made in accordance with, the purchase price for the Mortgage Shares as stated in Section 2.1 of this Agreement and (iii) reflect and be made in accordance with, the Purchase Price for the Shares pursuant to Section 2.2 of this Agreement. If, within sixty (60) days prior to the last date for filing an Election, the parties have not reached an agreement pursuant to the preceding sentence, the dispute shall be presented to an independent accounting firm mutually agreed upon by the Seller and the Purchaser, whose determination shall be binding on both parties. The fees and expenses of such accounting firm shall be paid equally by the Seller and the Purchaser (or its Affiliate). The Seller, the Purchaser and their respective affiliates shall (i) be bound by any such allocation for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with such determination of the aggregate deemed sales price and such allocations and (iii) take no position inconsistent with such determination and allocations on any applicable Tax Return, in any proceeding before any taxing authority or otherwise. In the event that any of the allocations are disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party concerning resolution of the dispute.

         SECTION 6.3 TAX INDEMNIFICATION.

                  (a) The Seller shall indemnify, defend, and hold harmless the Purchaser Indemnified Parties (as defined in Section 7.2(a) below) from and against any and all Damages asserted against, resulting to, imposed on, sustained, incurred or suffered by, or asserted against any of the Purchaser Indemnified Parties, directly or indirectly, by reason of or resulting from (without duplication of any amounts paid pursuant to Section 7.2): (i) all Taxes, including Taxes with respect to all Elections, imposed upon any of the Companies with respect to any taxable period or portion thereof ending on or before the Closing Date ("PRE-CLOSING PERIODS"), and for any taxable period beginning on or before the Closing Date and ending after the Closing Date ("STRADDLE PERIODS"), but only with respect to the portion of such Straddle Period ending on the close of the Closing Date and in the manner provided in
Section 6.3(c) of this Agreement, (ii) all Taxes imposed on any of the Companies under section 1.1502-6 of the Treasury Regulations (and corresponding provisions of state, local, or foreign Law) as a result of being a member of any federal, state, local or foreign consolidated, unitary, combined or similar group for any taxable period ending on or before, or that includes, the Closing Date, and (iii) any Taxes of or relating to the Foundation.

                  (b) The Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties (as defined under Section 7.3(a) below) from and against any and all Damages, asserted against, resulting to, imposed on, sustained, incurred or suffered by, or asserted against any of the Seller Indemnified Parties, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon any of the Companies with respect to (a) any taxable period beginning after the Closing Date ("POST-CLOSING PERIODS") or (b) the portion of any Straddle Period beginning the day after the Closing Date and in the manner provided for in Section 6.3(c) hereof (the "POST-CLOSING STRADDLE PERIOD").

                  (c) For purposes of this Section 6.3, in order to apportion appropriately any Taxes relating to a Straddle Period, the parties hereto shall, to the extent permitted under applicable Law, elect with the relevant Tax authority to treat for all Tax purposes the Closing Date as the last day of the taxable year or period of the Companies. In any case where applicable Law does not permit the Companies to treat the Closing Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be:

                           (i) in the case of Taxes that are imposed on a
periodic basis (such as real property taxes), deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and

                           (ii) in the case of Taxes not described in (i) (such
as taxes that are either (x) based upon or related to income or receipts, or
(y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) and (z) payroll and similar Taxes), deemed equal to the amount that would be payable if the taxable year or period ended on the Closing Date; provided, that, in determining such amount, exemptions, allowances, or deductions that are calculated on a periodic basis, such as the deduction for depreciation, shall be taken into account on a pro-rated basis in the manner described in Section 6.3(c)(i).

                  (d) All amounts payable or to be paid under this Section 6.3 (the "TAX INDEMNITY PAYMENTS") shall be paid in immediately available funds within five (5) Business Days after the later of (i) receipt of a written request from the party entitled to such Tax Indemnity Payment and (ii) the day of payment of the amount that is the subject of the Tax Indemnity Payment by the party entitled to receive the Tax Indemnity Payment.

                  (e) For purposes of Article 6, any transaction that takes place after the Closing, including transactions taking place after the Closing but on the Closing Date, shall be considered to be made after the Closing Date.

         SECTION 6.4 TAX REFUNDS. The Purchaser shall pay to the Seller(a) all refunds or credits of Taxes received by the Purchaser or any of the Companies after the Closing Date and attributable to Taxes paid by any of the Companies with respect to a Pre-Closing Period and (b) a portion of all refunds or credits of Taxes received by the Purchaser or any of the Companies after the Closing Date and attributable to Taxes paid by any of the Companies with respect to any Straddle Period (such portion to be allocated consistent with the principles set forth in Section

6.3(c)), in each case, net of any Taxes imposed on such refund amount. The Purchaser hereby agrees to the extent permitted by Law, to waive the carry back of any tax attribute with respect to any of the Companies.

         SECTION 6.5       TAX INDEMNIFICATION PROCEDURES.

                  (a) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim (a "TAX CLAIM") shall be delivered or sent to or commenced or initiated against any of the Companies by any taxing authority with respect to Taxes for which one party to this Agreement is entitled to indemnification from another party, the receiving party shall promptly notify the other party in writing of the Tax Claim along with a copy of the relevant Tax Claim notice; provided, that the failure by either party to promptly notify the other of any such notice shall not release the other party from its obligations under this Article VI in whole or in part except to the extent that the Seller is materially and adversely prejudiced as a consequence of such failure.

                  (b) With respect to Tax Claims for which the Seller would be liable to indemnify the Purchaser Indemnified Parties, the Seller may, upon written notice to the Purchaser (such written notice to be provided within the lesser of (i) thirty (30) days after notice thereof has been given to the Indemnifying Party, and (ii) three (3) Business Days prior to the date required to answer or respond to any such claim), assume and control the defense of such Tax Claim at its own cost and expense and with its own counsel and the Purchaser and its Affiliates agree to cooperate with the Seller in pursuing such contest. If the Seller elects to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein, (i) the Seller shall consult with the Purchaser or its Affiliate and shall not enter into any settlement with respect to any such Tax Claim without the Purchaser's (or its Affiliate's) prior written consent, which consent shall not be unreasonably withheld or delayed, or if such settlement would increase the Tax liability of the Purchaser (or any of its Affiliates) or any of the Companies for any taxable period for which the Seller has not indemnified the Purchaser pursuant to Section 6.3, without the consent of the Purchaser (or its Affiliate); (ii) the Seller shall keep the Purchaser informed of all material developments and events relating to such Tax Claim (including promptly forwarding copies to the Purchaser of any related correspondence and providing the Purchaser with a reasonable opportunity to review and comment on any related correspondence prior to being sent by the Seller to any Tax Authority); and (iii) at its own cost and expense, the Purchaser (or its Affiliate) shall have the right to participate in (but not to control) the defense of such Tax Claim.

                  (c) In connection with the contest of any Tax Claim that relates to (i) any Post-Closing Period, (ii) any Straddle Period and (iii) any Tax Claim that the

Seller has the ability to control but does not timely elect to control pursuant to Section 6.5(b), such contest shall be controlled by the Purchaser, and the Seller agrees to cooperate fully with the Purchaser and its Affiliates in pursuing such contest. In connection with any such contest that relates to (ii) or (iii) above, the Purchaser or its Affiliate shall keep the Seller informed of all material developments and events relating to such Tax Claim and the Seller, at its own cost and expense, shall have the right to participate (including participation in any relevant meetings) in (but not control) the defense of such Tax Claim. If the Purchaser or its Affiliate controls the contest of a claim, the Seller shall have the right to comment on any decision to be made by the Purchaser or its Affiliate with respect to such claim prior to such decision being made, and the Purchaser or its Affiliate shall, in good faith, consider such comments in making any such decision. Nothing contained herein shall be construed as limiting the Purchaser's (or any Purchaser Indemnified Party's) right to indemnification under this Article VI.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, the procedure for indemnification claims with regard to Taxes or otherwise brought pursuant to this Article VI shall be governed exclusively by this Section 6.5.

         SECTION 6.6 TRANSFER AND SIMILAR TAXES. Notwithstanding any other provision of this Agreement to the contrary, the Seller shall assume and promptly pay all sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party incurred in connection with the transactions (including any Lease Assignment) contemplated by this Agreement (collectively, the "TRANSFER TAXES"), and the Seller shall, at its own expense, procure any stock transfer stamps required by, and accurately file all necessary Tax Returns and other documentation with respect to, any Transfer
Tax.

         SECTION 6.7 INFORMATION TO BE PROVIDED BY THE PURCHASER. With respect to the taxable year of the Seller ending December 31, 2001 and the period in 2002 prior to the Closing Date, the Purchaser (or its Affiliate) shall, to the extent that such information is available to the Purchaser (or its Affiliates), as promptly as reasonably practicable cause the Companies to prepare and provide to the Seller a package of Tax information materials ("TAX PACKAGE"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of the Companies.

         SECTION 6.8 TERMINATION OF TAX SHARING AGREEMENTS. The Seller hereby agrees and covenants that any and all existing tax allocation or sharing agreements or arrangements, whether or not written, that may have been entered into by the Seller or its Affiliates and any of the Companies ("TAX SHARING AGREEMENTS") shall be terminated on or before the Closing Date, and no payments to or from any of the Companies pursuant to any such Tax Sharing Agreement shall be made after such termination.

         SECTION 6.9 CONFLICTS; SURVIVAL. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the parties hereto set forth in this Article VI shall: (a) be unconditional and absolute and (b) remain in full force and effect indefinitely. In the event of a conflict between this Article VI and any other provision of this Agreement, this Article VI shall govern and control.

         SECTION 6.10 TAX TREATMENT. The parties hereto agree to treat any payment made pursuant to Article VI and Article VII as an adjustment to the Purchase Price for all Tax purposes.

         SECTION 6.11 ASSISTANCE AND COOPERATION. After the Closing, the Seller and the Purchaser shall:

                  (a) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Article VI;

                  (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns with respect to the Companies;

                  (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Companies;

                  (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments with respect to the Companies for taxable periods for which the other may have a liability under this Article VI; and

                  (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxable period for which the other may have a liability under this Article VI.

                                  ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

         SECTION 7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES Each of the representations and warranties made by the parties in this Agreement shall terminate on June 30, 2004; provided, however, that (i) the representations and warranties contained in Sections 3.10, 3.13, 3.14, and 3.15 shall survive the Closing until ninety (90) days following the expiration of the applicable statute of limitations, (ii) the representations and warranties contained in Sections 3.1, 3.2, 3.3(a), 3.5(b)(i), 3.7(a), 3.16, 3.12(g), 3.22, 4.1 and 4.3
shall survive the Closing and remain in full force and effect without termination and (iii) the representations and warranties set forth in Section
3.12 (h) shall survive the Closing until March 31, 2009. In the event notice of any claim for indemnification under Sections 7.2(a)(i) or 7.3(a)(i) of this Agreement shall have been given (within the meaning of Section 8.1) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

         SECTION 7.2       INDEMNIFICATION BY THE SELLER.

                  (a) Subject to the other provisions of this Article VII, the Seller shall, indemnify, defend and hold harmless the Purchaser, the Mortgage Purchaser, the Companies, and their respective Affiliates, the representatives and agents thereof, and each of the successors and permitted assigns of any of the foregoing (collectively, the "PURCHASER INDEMNIFIED PARTIES") from and against any and all costs, expenses, losses, damages and liabilities (including attorneys' fees and expenses) ("DAMAGES") suffered by any of the Purchaser Indemnified Parties resulting from, arising out of, relating to or incurred with respect to (without duplication):

                           (i) any breach of or inaccuracy in any
representation or warranty or Schedule of the Seller contained in this Agreement (other than a breach or inaccuracy of a nature that would give rise to a claim indemnifiable under Section 6.3(a));

                           (ii) any breach of any covenant or agreement of the
Seller contained in this Agreement (including any covenant contained in Article
VI);

                           (iii) any Indemnified Benefits Liabilities and the
Seller Plans;

                           (iv) any liabilities to third parties if and to the
extent arising out of or resulting from events or circumstances occurring or existing prior to the Closing, including all Litigation, other than the liabilities set forth on Schedule 7.2(a)(iv); and

                           (v) any (A) claims or rights reserved in Section 3
of the Consent Agreement, (B) claims for additional compensation for the benefits to the Purchaser and/or the Companies under the Transitional Trademark License Agreement or the restrictions imposed on the Seller and its Affiliates (including St. Joe/Arvida Company, L.P.) pursuant to any of the Related Agreements or the termination of the Prior Trademark License and (C) claims seeking to question the validity of the Related Agreements or the right of the Purchaser and its Affiliates to use the ARVIDA Mark in compliance with the Transitional Trademark License Agreement or the termination of the Prior Trademark License; provided, however, that the Seller shall not have any indemnification obligation hereunder in respect of any such claims seeking to enforce against the Purchaser or any of the Companies any term of any of the Related Agreements by the Seller or St. Joe/Arvida Company, L.P., and the foregoing shall not be interpreted as limiting in any way any of the Seller's or St. Joe/Arvida Company, L.P.'s rights to enforce against the Purchaser or the Companies any of the Related Agreements in accordance with their terms; and

                           (vi) any use by any Person (other than the Purchaser
and its Affiliates) of: (A) the ARVIDA Mark in the Business or in the Commercial Businesses other than to the extent permitted under clause (A) of
Section 2(a) of the Use of Name Agreement; (B) ARVIDA REALTY, ARVIDA SERVICES, ARVIDA REALTY SERVICES, ARVIDA REAL ESTATE OR ARVIDA REALTORS and any other ARVIDA Mark currently used in the Business or formatives or confusingly similar variations of the foregoing for any use, regardless of whether such use is in or related to the Business, other than to the extent permitted under clause (A) of Section 2(b) of the Use of Name Agreement; (C) any or all of the Internet domain names and/or email addresses currently used by any of the Companies, including arvidarealty.com, arvidaservices.com and arvidarealtyservices.com, for any use, regardless of whether such use is in or related to the Business; and (D) the trade dress currently used by the Companies, for any use, regardless of whether such use is in or related to the Business. Notice of any claim for indemnification under this Section 7.2(a)(vi) must be given by the Purchaser on or prior to March 31, 2009.

For the purposes of this Section 7.2(a), the Seller shall not be obligated to indemnify any Purchaser Indemnified Party for any incidental, consequential, indirect, punitive, special or exemplary damages, or for lost profits, unrealized expectations or other similar terms (except to the extent a Purchaser Indemnified Party incurs Damages in respect of claims for such damages by third parties; provided, that for purposes of this Section 7.2, Damages shall include incidental or consequential damages, including lost profits, with respect to any claim for indemnification pursuant to Section 7.2(a)(vi) or pursuant to Section 7.2(a)(i) based on any breach of or inaccuracy in the representations and warranties set forth in Sections 3.12(h) and (i)). In addition, for the purposes of this Section 7.2(a), in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount net of any insurance proceeds and any indemnity, contribution or other similar payment, in each case recovered by the Indemnified Party from any third party with respect thereto.

Notwithstanding anything in this Agreement to the contrary, it is hereby understood and agreed that in the event of a breach of or inaccuracy in representation or warranty contained in this Agreement that is qualified by a materiality or Material Adverse Effect exception or qualification, the amount of Damages incurred by a Purchaser Indemnified Party as a result of such breach (the existence of a breach being determined after giving effect to such exception or qualification) shall be calculated as if such representation or warranty were not subject to such exception or qualification.

                  The foregoing matters for which the Seller has an indemnification obligation under this Section 7.2(a) are collectively referred to herein as "SELLER INDEMNIFIABLE MATTERS".

                  (b) The Seller shall not be required to provide indemnification pursuant to Section 7.2(a)(i) (and, therefore, shall not be liable to any Purchaser Indemnified Party hereunder for any breach of representation or warranty) unless and until the aggregate dollar amount of all Damages that would otherwise be indemnifiable pursuant to Section 7.2(a)(i) exceeds five hundred thousand dollars ($500,000) ("SELLER'S DEDUCTIBLE AMOUNT"), at which point the Seller shall indemnify the Purchaser Indemnified Parties only as to the amount of such Damages in excess of the Seller's Deductible Amount. Notwithstanding the foregoing, the limitations in this
Section 7.2(b) shall not apply with respect to any breach or inaccuracy in any of the representations and warranties set forth in Sections 3.1, 3.2, 3.3 (a), 3.5(b)(i), 3.7(a), 3.10, 3.12(g) and (h), 3.13, 3.14, 3.15, 3.16, 3.18(b) and
3.22, and Damages indemnified hereunder in respect of claims made by Purchaser Indemnified Parties with respect to breaches of or inaccuracies in the representations and warranties set forth in such sections shall be disregarded for purposes of the first sentence of this Section 7.2(b) in determining whether the aggregate Damages exceed Seller's Deductible Amount as described above).

                  (c) In connection with this Section 7.2, the Seller hereby
(i) waives any right of contribution or indemnification or similar right they may have against any of the Companies for any amounts paid by the Seller hereunder, and (ii) waives


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

any defense based on fault of any of the Companies; provided, that the foregoing shall not be deemed to limit any claims that the Seller may have against insurers under its insurance policies.

                  (d) Notwithstanding anything contained herein to the contrary, in no event shall the Seller be liable for, or required to make any payment, under this Section 7.2 in connection with any amount to the extent a reduction in the Purchase Price was made because such item or amount was included in the definition of "Indebtedness" for purposes of calculating the Estimated Indebtedness or the Closing Date Indebtedness or that was included in the definition of "Current Liabilities" for purposes of calculating the Estimated Working Capital or the Closing Date Working Capital; and any such items or amounts shall be excluded in determining whether the aggregate Damages exceed the Seller's Deductible Amount pursuant to paragraph (b) above.

         SECTION 7.3       INDEMNIFICATION BY THE PURCHASER

                  (a) Subject to the other provisions of this Article VII, the Purchaser shall indemnify, defend and hold harmless the Seller and its Affiliates, the representatives and agents thereof, and each of the successors and permitted assigns of any of the foregoing (collectively, the "SELLER INDEMNIFIED PARTIES"), from and against any Damages suffered by the Seller Indemnified Parties resulting from, arising out of, relating to or incurred with respect to:

                           (i) any breach of or inaccuracy in any
representation or warranty of the Purchaser contained in this Agreement; and

                           (ii) any breach of any covenant or agreement of the
Purchaser contained in this Agreement.

Notwithstanding anything in this Agreement to the contrary, it is hereby understood that for purposes of this Section 7.3, all materiality exceptions and qualifications set forth in any representation or warranty of the Purchaser contained in this Agreement shall be disregarded.

                  The foregoing matters for which the Purchaser has an indemnification obligation under this Section 7.3(a) are collectively referred to herein as "PURCHASER INDEMNIFIED MATTERS".

                  (b) The Purchaser shall not be required to pay any amount of indemnification pursuant to Section 7.3(a)(i) until the aggregate dollar amount of all Damages that would otherwise be indemnifiable pursuant to Section 7.3(a)(i) exceeds five hundred thousand dollars ($500,000) ("PURCHASER'S DEDUCTIBLE


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

AMOUNT"), at which point the Purchaser shall indemnify the Seller Indemnified Parties only as to the amount of such Damages in excess of the Purchaser's Deductible Amount. Notwithstanding the foregoing, the limitations in this
Section 7.3(b) shall not apply with respect to any breach or inaccuracy in any of the representations and warranties set forth in Sections 4.1 and 4.3, and Damages indemnified hereunder in respect of claims made by Seller Indemnified Parties with respect to breaches or inaccuracies in the representations or warranties set forth in such sections shall be disregarded for purposes of the first sentence of this Section 7.3(b) in determining whether the aggregate Damages exceed Purchaser's Deductible Amount as described above.

         SECTION 7.4       NOTICE AND RESOLUTION OF CLAIM.

                  (a) The Seller Indemnified Parties or the Purchaser Indemnified Parties (each, an "INDEMNIFIED PARTY"), as the case may be, shall promptly give written notice to the indemnifying party (the "INDEMNIFYING PARTY") after obtaining knowledge of any third party claim or Litigation against the Indemnified Party or as to which recovery may be sought against the Indemnifying Party because of the indemnities set forth in Sections 7.2 or 7.3, specifying in reasonable detail the third party claim or Litigation and the basis for indemnification; provided, that the failure of an Indemnified Party promptly to notify the Indemnifying Party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations under this
Article VII except to the extent the Indemnified Party's failure to so notify in breach of this Section 7.4 materially prejudices the Indemnifying Party's ability to defend against such third party claim or Litigation. The Indemnifying Party shall have the right to assume the defense of any such third party claim (other than (i) claims with respect to Litigation, (A) pending or threatened as of the Closing or (B) otherwise related to the ordinary course conduct of the Business prior to the Closing of a nature typically tendered by the Companies to their errors and omissions insurance carrier and actually tendered to the carrier under the insurance policy referred to in Section 2.4(a)(xvii) (the "PRE-CLOSING LITIGATION") other than as set forth on Schedule
7.4 and (ii) with respect to Taxes which are covered by Article VI), at its own cost and expense, with counsel reasonably acceptable to the Indemnified Party by giving written notice to the Indemnified Party of its agreement to assume such defense within the lesser of (i) thirty (30) days after notice thereof has been given to the Indemnifying Party, and (ii) three (3) Business Days prior to the date required to answer or respond to any such claim (the "ELECTION PERIOD"). Failure by the Indemnifying Party to notify the Indemnified Party of its election to assume the defense of any such claim by a third party within the Election Period shall be deemed a waiver by the Indemnifying Party of its right to assume the defense of such claim, in which case the Indemnified Party may defend or settle such claim in such manner and on such terms as the Indemnified Party may deem


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

appropriate and any Damages of the Indemnified Party shall be the liability of the Indemnifying Party hereunder.

                  (b) The Purchaser shall manage the Pre-Closing Litigation in the ordinary course and shall reasonably defend or settle such claims. The Purchaser shall not enter into any settlement of Pre-Closing Litigation without the consent of the Seller (not to be unreasonably withheld) if the amount to be paid in settlement of such claim is not covered by insurance (excluding any deductible).

                  (c) If the Indemnifying Party assumes the defense of any such third party claim, the obligations of the Indemnifying Party under this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim (including the retention of legal counsel) and holding the Indemnified Party harmless from and against any and all Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim. The Indemnifying Party shall not, in the defense of such claim, consent to entry of any judgment (except with the written consent of the Indemnified Party), or enter into any settlement (except with the written consent of the Indemnified Party): (i) that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party(ies) a complete release from all liability of the Indemnified Party(ies) in respect of such claim; or (ii) the effect of which is to permit any injunction, declaratory judgment, other order or other equitable relief to be entered, directly or indirectly, against any Indemnified Party, or admit to any wrongdoing, whether civil or criminal in nature. The Indemnifying Party shall notify the Indemnified Party as to the existence of any offers to settle such claim, and the Indemnifying Party shall not settle a claim, or refuse to settle a claim, if to the knowledge of the Indemnifying Party (after notifying and consulting with the Indemnified Party) such action or inaction would reasonably be expected to have a materially adverse impact on the Indemnified Party or the Business. The Indemnifying Party shall permit the Indemnified Party to participate in such defense or settlement through counsel chosen by the Indemnified Party, with the fees and expenses of such counsel borne by the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay any part of any claim or demand arising from such asserted liability unless the Indemnifying Party consents in writing (such consent not to be unreasonably withheld) to such payment or unless the Indemnifying Party withdraws from the defense of such asserted liability or unless a final judgment is entered against the Indemnified Party for such liability.


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

                  (d) The Purchaser agrees to cooperate, and to cause each of the Companies to cooperate, with the Seller in connection with the investigation, negotiation, preparation for and/or defense of any third party claim subject to indemnity hereunder, which cooperation shall include providing the Seller with access to their employees and agents and with access to and the opportunity to copy and otherwise use any documents or other records held by any of them or otherwise under their control, in each case as the Seller may reasonably request. In addition, the Purchaser agrees to make available to the Seller those documents within its possession or control relating to any Claim (as defined in the Consent Agreement) that may be requested by the Seller, acting reasonably, to the extent required to be made available to JMB Southeast Development, L.L.C., St. Joe/Arvida Company, L.P. and their respective Affiliates under the Consent Agreement in connection with any Claim; provided, that no such information that is proprietary, competitive or of another sensitive nature shall be required to be provided by the Purchaser hereunder unless the Seller and JMB Southeast Development, L.L.C., St. Joe/Arvida Company, L.P. and their respective Affiliates, as applicable, enter into customary confidentiality arrangements for the benefit of the Purchaser acceptable to the Purchaser acting reasonably. The Seller agrees to reimburse the Purchaser and the Companies for all reasonable out-of-pocket expenses incurred by them in connection with the foregoing.

                  (e) If the Indemnified Party has been fully indemnified by the Indemnifying Party for its Damages in respect of a third party claim and the Indemnified Party has a cause of action against the third party raising the claim or another third party, then the Indemnified Party shall assign any such claim to the Indemnifying Party, to the extent any such claim is capable of assignment and without making any representation as to or bearing any responsibility for the effectiveness of such assignment.

         SECTION 7.5 INDEMNITY PAYMENTS. All indemnity payments payable under this Agreement ("INDEMNITY PAYMENTS"), shall be paid in immediately available funds within five (5) Business Days after the later of (i) final determination and written request therefor by the Indemnified Party. All such Indemnity Payments shall be made to the accounts and in the manner specified in writing by the party entitled to such Indemnity Payments.

         SECTION 7.6 EXCLUSIVE REMEDY. Subject to Article VI, in the absence of fraud or an intentional misrepresentation, the indemnification provided by this Article VII shall be the sole and exclusive remedy in respect of the Purchaser Indemnifiable Matters and the Seller Indemnifiable Matters. In the absence of fraud or an intentional misrepresentation, the Seller's sole and exclusive recourse in respect of any Purchaser Indemnifiable Matter shall be pursuant to Section 7.3 of this Agreement, and subject to Article VI, the Mortgage Purchaser's and the Purchaser's


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

sole and exclusive recourse in respect of any Seller Indemnifiable Matter shall be pursuant to Section 7.2 of this Agreement.

                                 ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1 NOTICES. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile. Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which receipt is signed or delivery is made, (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed by registered or certified mail, (d) on the next succeeding Business Day if sent by national courier service, or (e) on the date sent by facsimile if the appropriate facsimile confirmation is received by the sender.

                  To the Seller:

                           The St. Joe Company
                           1650 Prudential Drive
                           Suite 400
                           Jacksonville, FL
                           Attention:       Michael Regan
                           Telephone:       904-396-6600
                           Facsimile:       904-396-4042

                  With a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention:       Benjamin R. Weber, Esq.
                           Telephone:       212-558-3159
                           Facsimile:       212-558-3588

                  To the Purchaser:

                           NRT Incorporated
                           339 Jefferson Road
                           Parsippany, New Jersey 07054
                           Attention:       Steven L. Barnett, Esq.
                           Telephone:       973-240-5051
                           Facsimile:       973-240-5069

                  With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Attention:       Stephen F. Arcano, Esq.
                           Telephone:       212-735-3542
                           Facsimile:       917-777-3542

         SECTION 8.2 AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Purchaser, the Seller and the Companies or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 8.3 ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

         SECTION 8.4 ENTIRE AGREEMENT. This Agreement (including all Schedules), the Related Agreements and the other agreements, documents and instruments delivered in connection herewith contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         SECTION 8.5 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Purchaser, the Purchaser Indemnified Parties, the Seller, the Companies, the Seller Indemnified Parties, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         SECTION 8.6 EXPENSES. All costs and expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby shall be borne by the Purchaser, and all costs and expenses incurred by the Seller and the Companies shall be borne by the Seller.

         SECTION 8.7 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS. This Agreement shall be governed by the Laws of the State of New York, without giving effect to its rules of conflict of Laws. The Purchaser, the Seller and the Companies hereby agree and consent to be subject to the jurisdiction of any federal court sitting in the State of New York, and the jurisdiction of the courts of the State of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 8.1.

         SECTION 8.8 SPECIFIC PERFORMANCE. The parties agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.

         SECTION 8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.

         SECTION 8.10 HEADINGS. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.


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

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                NRT INCORPORATED



                                By:/s/ Steven L. Barnett
                                   Name:  Steven L. Barnett
                                   Title: Executive Vice President


                                THE ST. JOE COMPANY



                                By:/s/ Michael N. Regan
                                   Name:  Michael N. Regan
                                   Title: Senior Vice President


                                ST. JOE REAL ESTATE SERVICES, INC.



                                By:/s/ Michael N. Regan
                                   Name:  Michael N. Regan
                                   Title: Vice President

                                   EXHIBIT A

                                TAX CERTIFICATE

                  Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [Seller], the undersigned hereby certifies the following on behalf of [Seller].

                  1. [Seller] is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                  2. [Seller's] U.S. employer identification number is ___________, and

                  3.       [Seller's] office address is:

                           _____________________________________________________

                           _____________________________________________________

                  [Seller] understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                  Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of [Seller].


                                            Signature:  ________________________



                                            Signed by:  ________________________


                                                    Title:  ____________________



                                            Date:




                                      A-1